Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

ENTERED
04/30/2020

)
In re:	)	Chapter 11
)
SANCHEZ ENERGY CORPORATION, et al.,[1]	)	Case No. 19-34506 (MI)
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Debtors.	)	(Jointly Administered)
)

ORDER APPROVING DISCLOSURE STATEMENT AND CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF SANCHEZ ENERGY CORPORATION AND ITS DEBTOR AFFILIATES

Upon the filing by the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) of the Second Amended Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and its Debtor Affiliates [Docket No. 1___] on April 30, 2020 (the “Plan”),2 a copy of which is attached as Exhibit 1, which Plan amends and replaces the previously filed plans of reorganization at Docket Nos. 1119 and 1149; and this Court previously having conditionally approved the Disclosure Statement for the Debtors’ Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and its Debtor Affiliates [Docket No. 1124] (the “Disclosure Statement”) and the solicitation procedures related to the Disclosure Statement and the solicitation of acceptances and rejections of the Plan, in each case pursuant to the Order Approving Debtors’ Emergency Motion for Entry of an Order (I) Conditionally Approving the Adequacy of the Disclosure Statement; (II) Approving the Solicitation and Notice Procedures with

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Sanchez Energy Corporation (0102); SN Palmetto, LLC (3696); SN Marquis LLC (0102); SN Cotulla Assets, LLC (0102); SN Operating, LLC (2143); SN TMS, LLC (0102); SN Catarina, LLC (0102); Rockin L Ranch Company, LLC (0102); SN EF Maverick, LLC (0102); SN Payables, LLC (0102); SN UR Holdings, LLC (0102). The location of the Debtors’ service address is 1000 Main Street, Suite 3000, Houston, Texas 77002.

[2]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

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Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization; (III) Approving the Form of Ballot, and Notices in Connection Therewith; (VI) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1118], entered on April 9, 2020 (the “Solicitation Procedures Order”); and the Debtors having served the Disclosure Statement, ballots for holders of Claims entitled to vote on the Plan, and all required notices in compliance with the requirements and procedures set forth in the Solicitation Procedures Order, see Affidavit Re: Mailings for the Period from April 10, 2020 through April 16, 2020 [Docket No. 1142]; and the Debtors having filed the documents comprising the Plan Supplement on April 25, 2020 and April 29, 2020 [Docket Nos. 1148, 1194, 1196, 1197]; and this Court having considered the record in these chapter 11 cases, the creditor support for the Plan evidenced in the Declaration of Craig Johnson of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and its Debtor Affiliates (the “Solicitation and Voting Declaration”) [Docket No. 1181], filed on April 29, 2020, the compromises and settlements embodied in and contemplated by the Plan, the briefs and arguments regarding Confirmation of the Plan, and the evidence regarding Confirmation of the Plan; and this Court having found that notice and opportunity for any party in interest to object to Confirmation has been adequate and appropriate as to all parties affected by the Plan and the transactions contemplated thereby; and a hearing on Confirmation of the Plan and the adequacy of the Disclosure Statement having commenced on April 30, 2020 (the “Combined Hearing”); and this Court having considered the sworn testimony of the witnesses proffered or called at the Combined Hearing, the exhibits admitted into evidence at the Combined Hearing, the arguments of counsel and other parties-in-interest presented at the Combined Hearing, and the objections filed or asserted with respect to final approval of the Disclosure Statement and/or Confirmation of the Plan (the “Objections”); and after due deliberation, it is HEREBY FOUND AND ORDERED

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THAT:

1.            The Disclosure Statement contains “adequate information” within the meaning of, and is approved on a final basis pursuant to, section 1125 of the Bankruptcy Code.

2.            As described in and evidenced by the Solicitation and Voting Declaration, transmittal and service of the Solicitation Packages (as defined in the Solicitation Procedures Order) (collectively, the “Solicitation”) was timely, adequate, appropriate, and sufficient under the circumstances. The Solicitation (a) was conducted in good faith, and (b) complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures Order, and all other applicable non-bankruptcy rules, laws, and regulations applicable to the Solicitation.

3.            Each of the Debtors has met the burden of proving each element of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. The Plan, including (a) all of the modifications to the Plan filed with this Court prior to or during the Combined Hearing and (b) all documents incorporated into the Plan through the Plan Supplement (including the final forms thereof to be filed on or before the Effective Date), satisfies all of the requirements of and is confirmed pursuant to section 1129 of the Bankruptcy Code.

4.            Pursuant to a settlement between the Debtors, the DIP Lenders, the Creditors’ Committee and the Unsecured Noteholder Ad Hoc Group (the “Settling Parties”) stated on the record at the Combined Hearing, the Settling Parties stipulate for settlement purposes only that the enterprise value of the Reorganized Debtors on a going concern basis shall be deemed to be $85 million (the “Enterprise Value”) for all purposes of confirmation, including section 1129 of the Bankruptcy Code. The Enterprise Value does not include the value of Debtors’ Causes of Action, and the Enterprise Value (excluding the value of such Causes of Action) shall be binding for purposes of the Lien-Related Litigation.

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5.            Any and all Objections to the final approval of the Disclosure Statement and/or Confirmation of the Plan that have not been withdrawn or resolved prior to or during the Combined Hearing are hereby overruled.

6.            The documents contained in the Plan Supplement are an integral part of the Plan. The Debtors and the Reorganized Debtors (in each case, as applicable) are authorized to take all actions required under the Plan and the Plan Supplement documents to effectuate the Plan, including, but not limited to, (a) the implementation of the Restructuring Transactions; (b) the selection of the directors and officers for the Reorganized Debtors; (c) the adoption of the Management Incentive Plan, if any, by the Reorganized SN Board pursuant to Article IV.L of the Plan; (d) the issuance and distribution of the New Common Stock pursuant to Article IV.C of the Plan; (e) the entry into the New Organizational Documents pursuant to Article IV.I of the Plan; (f) the entry into the New Executive Employment Agreements; (g) the retention and employment by the Reorganized Debtors of certain members of the Debtors’ current workforce and the payment of severance consistent with Article IV.K of the Plan; (h) the assumption of the D&O Liability Insurance Policies; and (i) the assumption of the Indemnification Obligations to indemnify any Indemnified Parties with respect to the Exculpated Claims.

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7.            The terms of the Plan, the Plan Supplement, and any exhibits thereto are incorporated herein by reference, and are an integral part of this order (the “Confirmation Order”). The terms of the Plan, the Plan Supplement, any exhibits thereto, and all other relevant and necessary documents to effectuate the Plan shall be effective and binding as of the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document in this Confirmation Order does not diminish or impair the effectiveness or enforceability of such article, section, or provision, it being the intent of this Court that the Plan, the Plan Supplement, and the exhibits thereto be confirmed in their entirety. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the applicable Plan Supplement document shall control. In the event of an inconsistency between this Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, this Confirmation Order shall control.

8.            Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan, including (a) any dispute regarding the treatment of any Intercompany Claims and (b) the Professional Fee Settlement. The compromise and settlement of all such Claims, Interests, Causes of Action, and controversies is hereby approved and found to be in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and fair, equitable and reasonable.

9.            Except to the extent expressly provided otherwise in this Confirmation Order, pursuant to Bankruptcy Rule 3020(c)(1), the following provisions in the Plan are hereby approved and shall be immediately effective on the Effective Date without further order or action by this Court, any of the parties to such provisions, or any other Entity: (a) Exculpation (Article VIII.B); (b) Injunction (Article VIII.C); and (c) Release of Liens (Article VIII.E).

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10.            Exculpation. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, and without limiting in any way the Exculpation in Article VIII.B of the Plan for the benefit of the Exculpated Parties, this paragraph 10 applies. If in a proceeding against one or more of the Sanchez Parties, but for the exculpation provisions in the Plan or this Confirmation Order, applicable non-bankruptcy law would have entitled one or more of Sanchez Parties to a claim against or a credit on account of the liability of any Exculpated Party, the obligation of any Sanchez Party to satisfy a judgment shall be reduced by the amount of any such credit or claim in the amount that would have existed under applicable non-bankruptcy law.

11.            Injunction. Except to the extent expressly provided otherwise in this Confirmation Order, to the extent permitted by applicable law, and for the avoidance of doubt, pursuant to the Injunction set forth in Article VIII.C of the Plan, and without limiting any other provision of the Plan, all Entities that have held, hold, or may hold Claims or Interests that (1) have been released pursuant to the Plan, (2) shall be discharged pursuant to the Plan, or (3) are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Exculpated Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

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12.            Lien-Related Litigation. The Lien-Related Litigation shall be adjudicated following the Effective Date by this Court pursuant to and in accordance with the terms of Article IV.D of the Plan.

13.            There shall be no issuance and distribution of New Common Stock pursuant to the Post-Effective Date Equity Distribution except pursuant to an order entered by this Court with respect to or following the resolution of the Lien-Related Litigation. Any and all issues regarding the proper allocation of the Post-Effective Date Equity Distribution shall be determined by this Court in connection with the Lien-Related Litigation and consistent with the Final DIP Order and the priorities set forth in sections 1129(b) and 726 of the Bankruptcy Code, which determination regarding such allocation may include, among other things, the consideration of the value, if any, of any Causes of Action preserved by the Reorganized Debtors pursuant to the Plan and whether such value should be allocated to or offset by Secured Claims or Administrative Claims. The New Common Stock shall be issued pursuant to the Post-Effective Date Equity Distribution upon an order of this Court, which order shall designate the allocation of New Common Stock as between the Holders of Allowed DIP Claims, if any, Holders of Allowed Secured Notes Claims, if any, and Holders of Allowed General Unsecured Claims, if any.

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14.            Professional Fee Settlement. The Professional Fee Settlement, as set forth in Article II.B of the Plan, is approved. Upon the Effective Date, the DIP Agent shall release the Carve-Out Trigger Notice Reserves to the Reorganized Debtors, and, with such funds and other funds as necessary, the Reorganized Debtors shall immediately fund the Professional Fee Settlement Reserve with the Professional Fee Settlement Reserve Amount, solely for the unpaid Professional Fee Claims of the Participating Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors, and such funds shall be maintained in trust solely for the Participating Professionals and used to pay the amount of Professional Fee Claims owing to the Participating Professionals, as limited by the Professional Fee Settlement, within two (2) business days after such Professional Fee Claims are Allowed by an order of this Court. When all such Allowed amounts owing to Participating Professionals have been paid in full consistent with the Professional Fee Settlement, any remaining amount in the Professional Fee Settlement Reserve shall promptly be paid to the Reorganized Debtors without any further action or order of this Court.

15.            If the Effective Date does not occur within 45 days of the Confirmation Date, except to the extent a Participating Professional agrees to a later date, (a) the Professional Fee Settlement shall be withdrawn, (b) the Participating Professionals shall reserve any and all rights under the Final DIP Order, the Bankruptcy Code and otherwise, and (c) all agreements not to seek reductions or to object to any Final Fee Applications of the Participating Professionals shall be withdrawn, and all rights of all parties are reserved.

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16.           Notwithstanding anything to the contrary in the Plan, including in Article II.B. thereof, the following settlement among the Committee, the Participating Committee’s Professionals (as defined below), the Debtors, and the Secured Ad Hoc Group is hereby approved (the “Committee Professional Fee Settlement”):

(a)	The “Participating Committee Professionals” are: Milbank LLP; Locke Lord LLP; Jefferies LLC; and FTI Consulting, Inc.

(b)	The Participating Committee Professionals agree to limit the aggregate payments on account of their Professional Fee Claims (including amounts paid on an interim basis to date) to $24,000,000.00 (exclusive of Committee member expenses that are submitted with Participating Committee Professionals’ fee statements for convenience). Participating Committee Professionals otherwise waive all rights to seek payment of any additional Professional Fee Claims from the Debtors or Reorganized Debtors, either as Administrative Claims or otherwise.

(c)	The Participating Committee Professionals consent to the DIP Agent releasing the Carve-out Trigger Notice Reserves to the Reorganized Debtors on the Effective Date, provided that the Reorganized Debtors shall immediately fund the a reserve account (the “Committee Professional Fee Settlement Reserve”) in an amount equal to $24,000,000.00 minus any amounts previously paid to the Participating Committee Professionals, solely for the unpaid Professional Fee Claims of the Participating Committee Professionals.

(d)	The Committee Professional Fee Settlement Reserve shall be an interest-bearing escrow account (or a segregated account with similar protections as an escrow account, maintained in trust solely for the Participating Committee Professionals with the consent of the Participating Committee Professionals). Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. All fees and expenses of the escrow agent shall be paid from the interest accruing on funds in the Committee Professional Fee Settlement Reserve; provided that any fees and expenses due up from or in excess of the interest accruing on the funds in the Committee Professional Fee Settlement Reserve shall be paid by the Reorganized Debtors.

(e)	The amount of Professional Fee Claims owing to the Participating Committee Professionals, as limited by the Committee Professional Fee Settlement, shall be paid in Cash to such Participating Committee Professionals by the Reorganized Debtors from the Committee Professional Fee Settlement Reserve within two (2) business days after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court. When all such Allowed amounts owing to Participating Professionals have been paid in full consistent with the Committee Professional Fee Settlement, any remaining amount in the Committee Professional Fee Settlement Reserve shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

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(f)	No Fee Examiner shall be appointed or shall review the Final Fee Applications of the Participating Committee Professionals. The Professional Fee Claims of any Participating Committee Professional shall be Allowed in the event that no objection to such Final Fee Application is Filed within 21 days of the filing of such Final Fee Application in accordance with the Committee Professional Fee Settlement.

(g)	The Debtors, Reorganized Debtor, and the Secured Ad Hoc Group, including each of its individual members, shall not (a) seek, directly or indirectly, any further reductions, discounts or concessions of any kind from the Participating Committee Professionals or (b) object, directly or indirectly, to any Final Fee Applications of any Participating Professional.

(h)

If the Effective Date does not occur within 45 days of the Confirmation Date, (a) the Committee Professional Fee Settlement shall be withdrawn, (b) the Participating Committee Professionals shall reserve any and all rights under the Final DIP Order, the Bankruptcy Code and otherwise and (c) all agreements not to seek reductions or to object to any Final Fee Applications of the Participating Committee Professionals shall be withdrawn, and all rights of all parties are reserved.

17.	Executory Contracts and Unexpired Leases. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties and except as expressly otherwise provided in paragraphs 23-25 of this Confirmation Order, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date, notwithstanding the fact that the deadline to object to assumption or rejection of an Executory Contract or Unexpired Lease is May 20, 2020 (the “Contract Objection Deadline”), which may be after the Effective Date. Any Executory Contract or Unexpired Lease that is subject to an unresolved objection to the proposed assumption or rejection of such Executory Contract or Unexpired Lease that is filed prior to the Contract Objection Deadline shall not be deemed to be assumed or rejected, as applicable, until entry of an order resolving the dispute and approving the assumption or rejection, as applicable, of such Executory Contract or Unexpired Lease or as may be agreed upon by the Debtors or the Reorganized Debtors and the counterparty; provided that after the Effective Date, the Reorganized Debtors may settle any dispute regarding any Cure Claim without any further notice to any party or any action, order, or approval of this Court.

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18.           The Debtors or the Reorganized Debtors, as applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases and move it to the Schedule of Rejected Executory Contracts and Unexpired Leases or remove an Executory Contract or Unexpired Lease from the Schedule of Rejected Executory Contracts and Unexpired Leases and move it to the Schedule of Assumed Executory Contracts and Unexpired Leases, as applicable, until the later of (a) the Contract Objection Deadline or (b) if an objection is Filed by the Contract Objection Deadline, prior to the date of a decision by this Court with respect to such objection. Any such objection shall be heard at a date determined by this Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Claim by the Contract Objection Deadline shall be deemed to have assented to such assumption or Cure Claim.

19.           A Cure Claim, if any, under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan that is undisputed or, if disputed, either resolved consensually by the Reorganized Debtors and the counterparty to such Executory Contract or Unexpired Lease or by a Final Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, (a) by payment in Cash as soon as reasonably practicable following the later of the Effective Date and the order authorizing assumption, or (b) as otherwise agreed by the Reorganized Debtors and the counterparty to such Executory Contract or Unexpired Lease. For the avoidance of doubt, a Cure Claim shall not include amounts that have been incurred as of the Effective Date but are not yet due and payable. Such amounts shall be paid by the Reorganized Debtors in the ordinary course of business subsequent to the Effective Date.

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20.           Assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Claims, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption and/or assignment. Any liabilities reflected in the Schedules and any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of this Court or any other Entity.

21.           Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with this Court by no later than forty-five (45) calendar days after the date of entry of an order of this Court (including this Confirmation Order) approving such rejection or any other order of this Court establishing the date by which such Proofs of Claim must be Filed. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed as required by the preceding sentence shall be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of this Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

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22.           Notwithstanding anything in the Plan or this Confirmation Order to the contrary, it is the intent of the Debtors to reject any Executory Contract or Unexpired Lease with SOG, SNMP, SN EF UnSub, LP, SN EF UnSub GP, LLC and SN EF UnSub Holdings, LLC that is not expressly assumed. For the avoidance of doubt, that certain Master Service Agreement between Sanchez Energy Corporation and SOG shall be deemed rejected as of the Effective Date. SOG is barred from issuing any new work orders, or taking any other action, on behalf of the Debtors or the Reorganized Debtors, as applicable.

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23.           Executory Contract Counterparties. Notwithstanding any other provision in this Confirmation Order or the Plan to the contrary, nothing in this Confirmation Order or the Plan (and neither the confirmation nor consummation of the Plan) shall eliminate, alter or impair (or otherwise prevent any Counterparty (as defined below) from asserting), any or all of the Counterparties’ respective defenses, arguments or appellate rights to the extent relating to (a) any proposed assumption or rejection of any Executory Contract or Unexpired Lease with such Counterparty or real property interests of such Counterparty (including rights, defenses, or arguments that such agreements or interests, as applicable, constitute covenants running with the land not subject to assumption or rejection, do not constitute Executory Contracts or Unexpired Leases under the Bankruptcy Code and the terms of the Plan, or are not otherwise subject to assumption or rejection) and (b) the vesting of any property in the Reorganized Debtors free and clear of any real property interests of such Counterparty, including any covenants that run with the land (notwithstanding anything herein to the contrary, whether the Bankruptcy Code and the United States Constitution would permit the Plan to discharge any such property interests and transfer such property free and clear of any such property interests is not being determined at this time and shall be adjudicated by the Court at a later date together with any related rejection or assumption disputes, and the rights, defenses and arguments of each party to such disputes are hereby fully preserved); provided that each Counterparty shall be required to assert such rights, defenses, or arguments in a written objection filed with this Court on or prior to the Contract Objection Deadline. For purposes of this Confirmation Order, “Counterparty” shall mean each of the following: (i) Occidental Petroleum Corporation, and each of its affiliates that have a contractual relationship with the Debtors, including Anadarko Petroleum Corporation, Anadarko E&P Onshore LLC, and Kerr-McGee Oil and Gas Onshore LP, (ii) Western Midstream Partners, LP, and each of its affiliates that have a contractual relationship with the Debtors, including Springfield Pipeline, LLC, (iii) GSO ST Holdings LP, and each of its affiliates that have a contractual relationship with the Debtors, (iv) GSO ST Holdings Associates LLC, and each of its affiliates that have a contractual relationship with the Debtors, (v) SNEF UnSub GP, LLC, (vi) SN EF UnSub LP, (vii) SN EF UnSub Holdings, LLC, (viii) Catarina Midstream, LLC, (ix) Carnero G&P LLC and its affiliates, (x) Eagle Ford TX LP, (xi) Venado Oil & Gas, LLC and each of its direct and indirect subsidiaries (including, without limitation, Venado EF L.P. and its subsidiaries, (xii) Gavilan Resources, LLC and its affiliates and predecessors in interest, (xiii) Seco Pipeline, LLC, (xiv) Sanchez Midstream Partners LP, and (xv) Sanchez Midstream Partners GP LLC, (xvi) Marathon Oil EF LLC and its affiliates or subsidiaries (“Marathon”), including but not limited to, Marathon’s rights as successors-in-interest/assignees of Hilcorp Energy I, L.P. (“Hilcorp”) under the Joint Operating Agreement dated December 28, 2009 by and between SEP Holdings II, LLC and Hilcorp, (xvii) Archrock Partners Operating LLC and Archrock Services LP, (xviii) Plains South Texas Gathering, LLC and Plains Gas Solutions, LLC, (xix) Eagle Ford TX LP, (xx) TPL SouthTex Processing Company LP and TPL SouthTex Transmission Company LP, (xxi) Mitsui E&P Texas LP and Mitsui & Co. Energy Marketing & Services (USA), Inc., and (xxii) B.L. Stanley, Ltd., Worthey Properties, Ltd., Robert Edward Worthey Trust, Teressa Kountz Trust and Tonya Hedleston Trust in Webb County, Texas.

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24.           Except as agreed upon by the applicable Counterparty and the Reorganized Debtors, notwithstanding any other provision of this Order or the Plan, from the period commencing on the Effective Date through the date of the entry of an order of this Court resolving any and all disputes raised in a timely filed objection by one or more applicable Counterparties with this Court relating to the proposed assumption or rejection of any agreement, (i) such agreement shall continue as in effect immediately prior to the Effective Date, (ii) the terms of such agreement shall continue to apply to the applicable Reorganized Debtor and Counterparty in accordance with otherwise applicable law, without alteration or modification, including without limitation the obligation to pay all amounts due thereunder as and when due, and (iii) the relative obligations of the applicable Reorganized Debtor and Counterparty arising under such agreements during such time shall not be excused, relieved or otherwise impaired by the rejection of such agreements. Upon the Effective Date, the automatic stay shall not apply to limit the respective rights or remedies of the Counterparties or the Reorganized Debtors under such agreements, and nothing in this Order or the Plan shall prevent, alter, or impair any rights of the Reorganized Debtors or the Counterparties from exercising any and all rights afforded under such agreement (including cessation of services under the agreements) in the event of non-performance or breach by the other party or parties during such period, and any disputes arising out of or relating to the same shall be heard by the Bankruptcy Court or any other court of competent jurisdiction. Notwithstanding anything to the contrary herein or in the Plan, including language in Article V.B. of the Plan, all Claims arising from the rejection of Executory Contracts and Unexpired Leases with the Counterparties shall be Allowed in accordance with applicable law and shall be classified in accordance therewith.

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25.            For any Executory Contract or Unexpired Lease removed from or added to the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases after the date of this Confirmation Order, the Contract Objection Deadline shall be extended to the date that is twenty-one (21) days after the date of such removal or addition.

26.            Retention of Defenses. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall prevent Sanchez Midstream Partners LP, Catarina Midstream, LLC, Sanchez Midstream Partners GP LLC, and Carnero G&P LLC (and its affiliates) from asserting any rights, defenses, and/or counterclaims against the Debtors and/or the Reorganized Debtors in defense of any Causes of Action retained by the Debtors and the Reorganized Debtors under the Plan and pursued by or on behalf of the Debtors and the Reorganized Debtors, including, but not limited to, any retained Causes of Action relating to the Motion of the Official Committee of Unsecured Creditors for Leave, Standing, and Authority to Prosecute Claims on Behalf of the Debtors’ Estates and for Related Relief [Docket No. 1032]; provided, however, for purposes of clarification, this paragraph reserves such rights, defenses, and/or counterclaims solely to the extent asserted defensively, and nothing in this paragraph permits affirmative recovery from the Debtors or the Reorganized Debtors on account of any such rights, defenses, and/or counterclaims.

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27.            Release of Liens. Notwithstanding the language in Article VIII.E of the Plan, nothing in the Plan or this Confirmation Order shall discharge or release any valid, enforceable, and perfected Liens that constitute Permitted Liens under the DIP Order or similar Liens that arose after the Petition Date in connection with the Debtors’ ordinary course operations, which Liens shall be fully preserved to the extent they continue to exist pursuant to applicable non-bankruptcy law until they are fully paid or otherwise satisfied.

28.            Notwithstanding anything to the contrary herein or in the Plan, nothing in this Confirmation Order shall alter or impair the rights of any party to seek, in accordance with applicable law, the turnover from the Debtors or Reorganized Debtors of any property that is, as of the date such turnover is sought, (i) property of such party pursuant to applicable law, (ii) in the possession and control of the Debtors or the Reorganized Debtors, and (iii) is not in any respect property of the Estates or of the Reorganized Debtors, as applicable.

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29.            RBC. Notwithstanding anything in the Plan or this Confirmation Order to the contrary (i) on the Effective Date, or as soon as reasonably practicable thereafter the Reorganized Debtors shall pay all reasonable accrued and unpaid expenses of Thompson & Knight LLP, as counsel to Royal Bank of Canada (“RBC”), in RBC’s various capacities, in accordance with the Final DIP Order, (ii) any rights or defenses of RBC arising from or relating to the Lien-Related Litigation are preserved and not prejudiced by Confirmation of the Plan, (iii) all rights, claims and obligations in favor of RBC in respect of any First-Out Obligations (as defined in the Collateral Trust Agreement and Final DIP Order), which may include claims for indemnification by RBC pursuant to the Final DIP Order or the First Out Documents (as defined in the Collateral Trust Agreement) to the extent such indemnification claims constitute First Out Obligations, shall not be discharged by the Plan and any liens or security interests for the benefit of RBC, including liens, security interests, super-priority claims, or other elevated payment priorities granted for the benefit of RBC under the Final DIP Order, if any, in respect of the First Out Obligations shall not be released, shall be deemed enforceable by RBC, and shall be held with the same priority and extent against the Reorganized Debtors as such liens or claims had under the Collateral Trust Agreement or the Final DIP Order, as applicable, (iv) the satisfaction and discharge of the DIP Claims or treatment of any DIP Obligations (as defined in the Final DIP Order) pursuant to the Plan shall not impair or prejudice any rights of RBC pursuant to the Final DIP Order, the Collateral Trust Agreement or this Confirmation Order in respect of any First-Out Obligations, and (v) the Collateral Trust Agreement, the Prepetition Credit Agreement (as defined in the Final DIP Order), and the Final DIP Order each shall survive for purposes of enforcing the terms of this paragraph. For the avoidance of doubt, but without limiting the foregoing, (x) nothing herein shall prejudice the right of the Reorganized Debtors to contest whether any right, claim or obligation in favor of RBC is a valid First Out Obligation entitled to the treatment provided in clause (iii) above.

30.            Ongoing Royalty Audits. Notwithstanding anything in the Plan (including Article VII.G) and this Confirmation Order to the contrary, claim numbers 357, 366, 390, 402, 403, 406, 409, 412, 417, 428, 432, 442, 506, 525, 526, 528, 529, 534, 535, 536, 538, 539, 540, 542, 544, 549, 550, 551, 556, 558, 564, 565, 566, 567, 568, 582 and 583 in the estate of SN EF Maverick, LLC (19-34516), which are the subject of ongoing data exchange between the Debtor SN EF Maverick, LLC and the claimants, may be amended within forty-five (45) days from the conclusion of the ongoing royalty review and audit, solely to reflect any results or conclusions related to that review and audit.

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31.            Notwithstanding anything in the Plan (including Article VII.G) and this Confirmation Order to the contrary, claim number 231 in the estate of Sanchez Energy Corporation (19-34508), which is the subject of ongoing data exchange between the Debtors and the claimants, may be amended within forty-five (45) days from the conclusion of the ongoing review and audit, solely to reflect any results or conclusions related to that review and audit.

32.            Dimension Litigation. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan or this Confirmation Order, in the remanded state court action in the 165th Judicial District, Harris County, Texas, assigned cause number 2017-85247, styled Dimension Energy Services, LLC v. Sanchez Oil & Gas Corporation, Sanchez Energy Corporation and Sanchez Midstream Partners, LP (the “Dimension State Court Action”), none of the parties to said Dimension State Court Action are required to seek approval of any settlement or compromise of any causes of action asserted by Dimension Energy Services, LLC. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, this Court shall not retain jurisdiction over the causes of action asserted by and between the parties in the remanded Dimension State Court Action, and jurisdiction for the claims at issue in the Dimension State Court Action shall rest with the Harris County, Texas 165th Judicial District Court, or other court of competent jurisdiction.

33.            Texas Attorney General; Federal Leases. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. §      101(5) (“Claim”); (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after Confirmation; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors or the Reorganized Debtors. Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.

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Notwithstanding any provision of the Plan or this Confirmation Order, the United States’ setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected. Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or the Plan or to adjudicate any defense asserted under this Confirmation Order or the Plan. Nor shall anything in the Plan (1) affect the rights of the United States (including any agencies or subagencies thereof) to assert setoff and recoupment and such rights are expressly preserved; (2) be construed as a compromise or settlement of any claim, interest or cause of action of the United States; or (3) affect the entitlement of the United States to the payment of interest on its Allowed Claims.

34.            Federal Leases. Moreover, nothing in the Plan shall affect the treatment of any interest in contracts, leases, covenants, operating rights agreements, rights-of-use and easement, and rights-of-way or other interests or agreements with the federal government or involving federal land or minerals (collectively, the “Federal Lease(s)”). For the avoidance of doubt and without limiting the foregoing, any assumption, assignment, and/or transfer of any interests in the Federal Leases will be ineffective absent the consent of the United States. Nothing in the Plan shall be interpreted to set cure amounts or require the United States to novate, approve or consent to the assumption, sale, assignment and/or transfer of any interests in the Federal Leases except pursuant to existing regulatory requirements and applicable law.

20

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35.            Moreover, nothing in the Plan shall be interpreted to release the Debtors from any reclamation, plugging and abandonment, or other operational requirement under applicable Federal law; to address or otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases, as determined by the United States, that must be met by the Debtors or their successors and assigns on the Federal Leases going forward; or to impair audit rights. In addition, nothing in the Plan nullifies the United States’ right to assert, against the Debtors and their estates, any decommissioning liability and/or claim arising from the Debtors’ interest in any Federal Lease not assumed by the Debtors. Notwithstanding any provision to the contrary in the Plan, the United States will retain and have the right to audit and/or perform any compliance review and, if appropriate, collect from the Debtors and/or their successor(s) and assign(s) in full any additional monies owed by the Debtors prior to the assumption and/or assignment of the Federal Leases without those rights being adversely affected by these bankruptcy cases; and such rights shall be preserved in full as if this bankruptcy had not occurred. The Debtors and their successors and assigns will retain all defenses and/or rights, other than defenses and/or rights arising from these bankruptcy cases, to challenge any such determination: provided, however, that any such challenge, including any challenge associated with these bankruptcy cases, must be raised in the United States’ administrative review process leading to a final agency determination by the Department of the Interior. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996, 30 U.S.C. § 1702, et seq. Nothing in the Plan or this Confirmation Order shall cause or otherwise be deemed to require any Holders of Claims receiving New Common Stock to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operations or management of the Debtors within the meaning of 42 U.S.C. § 9601(20)(F).

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36. Texas Taxing Authorities. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, any and all tax liens securing the property tax claims of Dimmit County, Maverick County, La Pryor Independent School District, Atascosa County, Bee County, Cameron County LaSalle County, Cotulla ISD, Dewitt County, Dilley ISD, Duval County, Eagle Pass ISD, Freer ISD, Frio Hospital District, Goliad County, Goliad ISD Gonzales County, Harris County, Hidalgo County, Jackson County, Jim Wells CAD, Kenedy County, Lasara ISD, Matagorda County, Pearsall ISD, City of Pleasanton, Raymondville ISD, Roma ISD, Smith County, Jim Wells CAD, Starr County, Willacy County and Zavala County (the “Texas Taxing Authorities”) for the 2020 tax year are retained. The Reorganized Debtors shall pay the 2020 tax claims of the Texas Taxing Authorities in the ordinary course of business and prior to delinquency under Texas law. In the event the 2020 taxes are not paid prior to delinquency as required under Texas law, penalties and interest shall accrue as provided under Texas law and the Texas Taxing Authorities are authorized to immediately commence any and all collection actions authorized under Texas law, in state court without further order of this Court. The Debtors or the Reorganized Debtors, as applicable, shall maintain any of their rights under Texas law to contest, protest, or appeal the 2020 tax claims of the Texas Taxing Authorities.

37. Zavala CAD. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Reorganized Debtors shall pay the pre-petition tax claim of Zavala CAD in a manner consistent with 11 U.S.C. §1129(a)(9)(D) with applicable statutory interest pursuant to 11 U.S.C. §§506(b) and 511. The pre-petition tax lien shall be retained until said taxes are paid in full. In the event the Zavala CAD pre-petition claim is not paid consistent with this provision, penalties and interest shall accrue as provided under Texas law and Zavala CAD is authorized to immediately commence any and all collection actions authorized under Texas law in state court without further order of this Court. The Debtors or the Reorganized Debtors, as applicable, shall maintain any of their rights under Texas law to contest, protest, or appeal the tax claims of Zavala CAD.

22

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38. Harrison and Cathexis. Nothing in the Plan or this Confirmation Order, including, without limitation, the provisions within Articles V and VIII of the Plan, shall reduce, expand, amend, or supplement the rights, obligations, claims, and defenses, of (i) DJH Minerals, LP, DJH Ranching, LP, Cathexis Royalties & Minerals, LP, and Cat HIL Piloncillo, LLC, or any of the foregoing’s successors or assignees (collectively, the “Catarina Lessors”) or (ii) the Debtors, the Reorganized Debtors, or their successors or assignees under the Catarina Agreements (as defined below); provided further that to the extent, as of the Petition Date, a Catarina Lessor held a validly perfected and unavoidable lien, encumbrance or interest arising under a Catarina Agreement—including reversionary interests—such lien, encumbrance or interest shall not be modified or otherwise altered by anything in the Plan or Confirmation Order. Any Cure Claims under the Catarina Agreements shall be resolved in accordance with the Plan; provided, however, that nothing in this Confirmation Order or the Plan shall be construed as making a determination that any Catarina Agreement is or is not an Executory Contract, and all parties expressly reserve their rights with respect to such determination. For purposes of this paragraph, the term “Catarina Agreements” means each of the following agreements, in each case, as amended, supplemented and in effect on the date hereof: (i) the Oil and Gas Lease, dated as of May 12, 2010 (as amended), by and between DJH Minerals, LP, DJH Ranching, LP, Cathexis Royalties & Minerals, LP, Cat HIL Piloncillo, LLC, and SN Catarina, LLC (the “Lease”); (ii) that certain First Amended and Restated Water Injection Agreement, dated as of December 1, 2015, by and between DJH Ranching, LP, Cat HIL Piloncillo, LLC, and SN Catarina, LLC; (iii) those certain Voluntary Pooling Agreements related to the Lease; (iv) that certain Guaranty, dated as of June 30, 2014, with Sanchez Energy Corporation; (v) that certain Guaranty, dated as of June 30, 2014, with SN Operating, LLC; (vi) that Mineral Deed, dated as of May 12, 2010, with P Ranch Working Interest, LLC; and (vii) that certain Conveyance of Non-Participating Royalty Interest, dated as of May 12, 2010, with P Ranch Royalty Interest, LLC.

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39.            Amendment of New Organizational Documents. At the Effective Date, the Reorganized Debtors and the Reorganized SN Board are authorized and directed to amend, restate, and file with the applicable Secretaries of State and/or other applicable authorities in their respective states of incorporation or formation the Reorganized Debtors’ respective New Organizational Documents and, as necessary, other constituent documents, including, without limitation, the organizational documents governing non-Debtor subsidiaries, as permitted by the laws of their respective states of incorporation, the New Organizational Documents, and the organizational documents of the non-Debtor subsidiaries, as applicable.

40.            Abandonment. All of the rights of the Debtors or the Reorganized Debtors, as applicable, to abandon property prior to or after the Effective Date pursuant to section 554 of the Bankruptcy Code are preserved, and the Debtors or the Reorganized Debtors, as applicable, may seek to abandon any such property on or after the Effective Date.

41.            Notwithstanding Bankruptcy Rule 3020(e), the terms and conditions of this Confirmation Order shall be immediately effective and enforceable upon its entry.

42.            The Debtors and the Reorganized Debtors are authorized to take all actions necessary to effectuate the relief granted in this Confirmation Order in accordance with the Plan.

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43. This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Confirmation Order.

Signed: April 30, 2020
Marvin Isgur
United States Bankruptsy Judge

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Exhibit 1

Plan

Case 19-34508 Document 1212 Filed in TXSB on 04/30/20 Page 27 of 74

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
SANCHEZ ENERGY CORPORATION, et al.,[1]	)	Case No. 19-34508 (MI)
)
Debtors.	)	(Jointly Administered)
)

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

SANCHEZ ENERGY CORPORATION AND ITS DEBTOR AFFILIATES

JACKSON WALKER L.L.P.	AKIN GUMP STRAUSS HAUER & FELD LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)	Marty L. Brimmage, Jr. (TX Bar No. 00793386)
Elizabeth Freeman (TX Bar No. 24009222)	Lacy M. Lawrence (TX Bar No. 24055913)
1401 McKinney Street, Suite 1900	2300 N. Field Street, Suite 1800
Houston, Texas 77010	Dallas, Texas 75201
Telephone: (713) 752-4284	Telephone: (214) 969-2800
Facsimile: (713) 308-4184	Facsimile: (214) 969-4343
mcavenaugh@jw.com	mbrimmage@akingump.com
efreeman@jw.com	llawrence@akingump.com
Counsel for the Debtors and	- and -

Debtors in Possession	Ira S. Dizengoff (pro hac vice)
Lisa Beckerman (pro hac vice)
Jason P. Rubin (pro hac vice)
One Bryant Park
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002
idizengoff@akingump.com
lbeckerman@akingump.com
jrubin@akingump.com
- and -
James Savin (pro hac vice)
2001 K Street, N.W.
Washington, D.C. 20006
Telephone: (202) 887-4000
Facsimile: (202) 887-4288
jsavin@akingump.com
Counsel for the Debtors and
Debtors in Possession
Dated: April 30, 2020

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Sanchez Energy Corporation (0102); SN Palmetto, LLC (3696); SN Marquis LLC (0102); SN Cotulla Assets, LLC (0102); SN Operating, LLC (2143); SN TMS, LLC (0102); SN Catarina, LLC (0102); Rockin L Ranch Company, LLC (0102); SN EF Maverick, LLC (0102); SN Payables, LLC (0102); and SN UR Holdings, LLC (0102). The location of the Debtors’ service address is 1000 Main Street, Suite 3000, Houston, Texas 77002.

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ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME,

GOVERNING LAW, AND OTHER REFERENCES		1
A.	Defined Terms	1
B.	Rules of Interpretation	11
C.	Computation of Time	12
D.	Governing Law	12
E.	Reference to Monetary Figures	12
F.	Reference to the Debtors or the Reorganized Debtors	12
G.	Controlling Document	12
ARTICLE II. ADMINISTRATIVE AND PRIORITY CLAIMS		12
A.	Administrative Claims	12
B.	Professional Fee Claims	13
C.	Priority Tax Claims	14
D.	Statutory Fees	14
ARTICLE III. CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS		14
A.	Formation of Debtor Group for Convenience Purposes Only	14
B.	Classification of Claims and Interests	15
C.	Treatment of Classes of Claims and Interests	15
D.	Special Provision Governing Unimpaired Claims	18
E.	Elimination of Vacant Classes	18
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	18
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	19
H.	Intercompany Interests	19
I.	Subordinated Claims and Interests	19
ARTICLE IV. PROVISIONS FOR IMPLEMENTATION OF THE PLAN		19
A.	General Settlement of Claims, Interests, and Causes of Action	19
B.	Restructuring Transactions	19
C.	Sources of Consideration for Plan of Reorganization Distributions	20
D.	Lien-Related Litigation	21
E.	Continuation of Gavilan Proceeding	22
F.	Corporate Existence	22
G.	Vesting of Assets in the Reorganized Debtors	22
H.	Corporate Action	23
I.	New Organizational Documents	23
J.	Directors and Officers of Reorganized SN	23
K.	Retention of Current Workforce by Reorganized SN; Severance Payments	23
L.	Management Incentive Plan	24
M.	Effectuating Documents; Further Transactions	24
N.	Preservation of Causes of Action	24
O.	Exemption from Registration Requirements	24
P.	Cancellation of Instruments, Certificates, and Other Documents	25
Q.	Section 1146(a) Exemption	25
R.	DIP Agent Fees and Expenses	26
ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		26
A.	Assumption or Rejection of Executory Contracts and Unexpired Leases	26
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	26
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	27
D.	Indemnification Obligations	28
E.	Insurance Policies	28
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	28
G.	Contracts and Leases After the Petition Date	28
H.	Reservation of Rights	28
ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		29
A.	Distributions on Account of Claims Allowed as of the Effective Date	29
B.	Rights and Powers of the Disbursing Agent	29
C.	Special Rules for Distributions to Holders of Disputed Claims	29

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TABLE OF CONTENTS (CONT’D)

Page

D.	Delivery of Distributions	30
E.	Claims Paid or Payable by Third Parties	32
F.	Setoffs	33
G.	Allocation Between Principal and Accrued Interest	33
H.	No Postpetition Interest on Claims	33
ARTICLE VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS		34
A.	Allowance of Claims	34
B.	Claims Administration Responsibilities	34
C.	Estimation of Claims	34
D.	Adjustment to Claims Without Objection	35
E.	Time to File Objections to Claims	35
F.	Disallowance of Claims	35
G.	Amendments to Claims	35
H.	No Distributions Pending Allowance	35
I.	Distributions After Allowance	35
ARTICLE VIII. EFFECT OF CONFIRMATION OF THE PLAN		36
A.	Discharge of Claims and Termination of Interests	36
B.	Exculpation	36
C.	Injunction	36
D.	Protection Against Discriminatory Treatment	37
E.	Release of Liens	37
F.	Reimbursement or Contribution	38
G.	Recoupment	38
H.	Subordination Rights	38
ARTICLE IX. DEADLINE FOR EFFECTIVE DATE; CONDITIONS PRECEDENT TO THE
EFFECTIVE DATE		38
A.	Deadline for Occurrence of the Effective Date	38
B.	Conditions Precedent to the Effective Date of the Plan	38
C.	Waiver of Conditions	39
D.	Effect of Non-Occurrence of Conditions to Consummation	39
E.	Substantial Consummation	39
ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		39
A.	Modification of Plan	39
B.	Effect of Confirmation on Modifications	39
C.	Revocation or Withdrawal of Plan	39
ARTICLE XI. RETENTION OF JURISDICTION		40
ARTICLE XII. MISCELLANEOUS PROVISIONS		41
A.	Immediate Binding Effect	41
B.	Additional Documents	41
C.	Dissolution of the Creditors’ Committee	42
D.	Payment of Statutory Fees	42
E.	Reservation of Rights	42
F.	Successors and Assigns	42
G.	Service of Documents	43
H.	Term of Injunctions or Stays	43
I.	Entire Agreement	44
J.	Plan Supplement	44
K.	Non-Severability	44
L.	Votes Solicited in Good Faith	44
M.	Closing of Chapter 11 Cases	44
N.	Waiver or Estoppel	44

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INTRODUCTION

Sanchez Energy Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases propose this amended joint chapter 11 plan of reorganization pursuant to chapter 11 of title 11 of the United States Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and Its Debtor Affiliates for a discussion of the Debtors’ history, business, properties and operations, valuation, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below.

1.             “2020 Non-Executive Bonus Program” means the employee bonus program for 2020.

2.            “2021 Unsecured Notes Indenture” means that certain Indenture, dated as of June 13, 2013, among SN, the guarantors party thereto and Delaware Trust Company, as successor trustee, for 7.75% senior notes due June 15, 2021.

3.            “2023 Unsecured Notes Indenture” means that certain Indenture, dated as of June 27, 2014, among SN, the guarantors party thereto and Delaware Trust Company, as successor trustee, for 6.125% senior notes due January 15, 2023.

4.            “Administrative Claim” means a Claim incurred by the Debtors on or after the Petition Date and before the Effective Date constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) and entitled to priority under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) any Allowed Claim of Royal Bank of Canada as predecessor collateral trustee under the Collateral Trust Agreement in the amount of any reasonable documented fees and expenses for services rendered in connection with outstanding First-Out Obligations (as defined in the Final DIP Order) and solely to the extent provided for in the Collateral Trust Agreement; and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

5.            “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (i) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (ii) with respect to Professional Fee Claims, shall be 60 days after the Effective Date.

6.            “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

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7.            “Allowed” means with respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed within the applicable time period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan or Final Order, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

8.            “Authorized Plan Distribution Shares” means the shares of New Common Stock available for distribution under the Plan on account of Claims, which shares shall be authorized on the Effective Date and issued in accordance with the Plan.

9.            “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under chapter 5 of the Bankruptcy Code or related applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

10.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101-1532, as amended from time to time as applicable to these Chapter 11 Cases.

11.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of Texas.

12.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court as applicable to these Chapter 11 Cases.

13.            “Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be filed pursuant to the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9); (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date; (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests; and (IV) Approving Notice of Bar Dates [Docket No. 617] (the “Bar Date Order”), which is January 10, 2020 at 5:00 p.m., prevailing Central Time for all Holders of Claims except for (i) governmental units, for which the Bar Date is February 7, 2020 at 5:00 p.m., prevailing Central Time and (ii) certain other exceptions as set forth in the Bar Date Order.

14.            “Carve-Out Trigger Notice Reserves” means the Pre-Carve-Out Trigger Notice Reserve and the Post-Carve-Out Trigger Notice Reserve.

15.            “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

16.            “Causes of Action” means any Claims, Interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

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17.             “Certificate” means any instrument evidencing a Claim or an Interest.

18.            “Chapter 11 Cases” means when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and when used with reference to more than one Debtor, the procedurally consolidated and jointly administered chapter 11 cases pending for all such Debtors in the Bankruptcy Court.

19.             “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

20.            “Claims, Noticing and Solicitation Agent” means Prime Clerk, LLC, the claims, noticing and solicitation agent retained by the Debtors in the Chapter 11 Cases.

21.            “Claims Objection Bar Date” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to Claims.

22.            “Claims Register” means the official register of Claims maintained by the Claims, Noticing and Solicitation Agent or the Bankruptcy Court.

23.            “Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

24.            “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of February 14, 2018, among SN, the grantors and guarantors from time to time party hereto, the First-Out Representative (as defined in the Collateral Trust Agreement), the First Lien Representative (as defined in the Collateral Trust Agreement), the other Priority Lien Representatives (as defined in the Collateral Trust Agreement) and the Collateral Trustee.

25.            “Collateral Trustee” means Wilmington Trust, N.A., in its capacity as successor collateral trustee under the Collateral Trust Agreement.

26.            “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in the Plan.

27.            “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

28.            “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

29.            “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

30.             “Consummation” means the occurrence of the Effective Date, subject to the conditions set forth in the Plan.

31.             “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

32.            “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases.

33.             “CRO” means the Debtors’ chief restructuring officer, Mohsin Y. Meghji.

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34.            “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtors’ default(s) prior to the Effective Date under an Executory Contract or an Unexpired Lease assumed, or assumed and assigned, by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365 of the Bankruptcy Code.

35.            “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors for liability of any current or former directors, managers, officers, and members.

36.             “Debtors” means SN and its direct and indirect subsidiaries that filed petitions under chapter 11 on the Petition Date.

37.            “DIP Agent” means Wilmington Savings Fund Society, FSB, or any successor thereto, as administrative agent and collateral agent under the DIP Credit Agreement, solely in its capacity as such.

38.            “DIP Agent Fees and Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims incurred by the DIP Agent, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements incurred by the DIP Agent, to the extent payable or reimbursable under the DIP Credit Agreement. For the avoidance of doubt, the DIP Agent Fees and Expenses shall include, but are not limited to, the reasonable and documented fees, expenses, and disbursements of counsel.

39.            “DIP Claims” means all Claims held by the DIP Lenders or the DIP Agent in the amount of $150,000,000 plus (a) all amounts previously paid pursuant to the Final DIP Order, and (b) all accrued and unpaid interest, fees, costs, expenses and other amounts due and owing under the Final DIP Order, the DIP Credit Agreement, or otherwise. The DIP Claims are hereby Allowed Secured Claims and/or Administrative Claims in an amount no less than the value of the DIP Equity Distribution.

40.            “DIP Credit Agreement” means that certain Amended and Restated Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of January 28, 2020, by and among SN, as borrower, each of the other applicable Debtors, as guarantors, each of the lenders from time to time party thereto, and the DIP Agent, with any permitted amendments, modifications, or supplements thereto.

41.            “DIP Equity Distribution” means 20% of the Authorized Plan Distribution Shares, which shall constitute 100% of the shares of New Common Stock issued by the Reorganized Debtors on the Effective Date.

42.            “DIP Fee Claims” means (a) the DIP Agent Fees and Expenses, (b) the Secured Trustees Fees and Expenses and (c) the Secured Ad Hoc Group Fees.

43.             “DIP Lenders” means lenders under the DIP Credit Agreement, solely in their capacity as such.

44.            “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is listed in the Schedules as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court or the Claims, Noticing and Solicitation Agent pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (c) is not listed in the Schedules and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court or the Claims, Noticing and Solicitation Agent pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (d) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (e) has been withdrawn by the Holder thereof.

45.            “Disbursing Agent” means the Debtors or the Reorganized Debtors, as applicable, or the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions contemplated under the Plan.

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46.            “Disclosure Statement” means the disclosure statement for the Plan, as supplemented from time to time, including all exhibits, supplements, modifications, amendments, annexes, attachments, and schedules thereto.

47.            “Disclosure Statement Order” means the order entered by the Bankruptcy Court conditionally approving the Disclosure Statement, entered on April 9, 2020 [Docket No. 1118].

48.             “Disputed” means, with respect to any Claim, any Claim that is neither Allowed nor Disallowed.

49.            “Distribution Date” means, except as otherwise set forth herein and except with respect to distributions to holders of securities held through DTC, the date or dates determined by the Debtors or Reorganized Debtors, as applicable, on or after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.

50.             “DTC” means Depository Trust Company.

51.            “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX. hereof have been satisfied or waived (in accordance with Article IX.C); and (c) the Plan is declared effective by the Debtors.

52.             “Entity” means as defined in section 101(15) of the Bankruptcy Code.

53.            “Estate” means as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

54.            “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Creditors’ Committee and its current and former members; and (c) with respect to each of the foregoing Entities in clauses (a) and (b), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors, in each case, solely in their capacity as such. For the avoidance of doubt, the Exculpated Parties shall not include the Sanchez Parties, SOG, SNMP or direct or indirect non-Debtor subsidiaries of SN.

55.             “Exculpation Claims” has the meaning set forth in Article VIII.B.

56.            “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

57.            “Existing Interests” means, collectively, (a) the Existing SN Preferred Interests and (b) the Existing SN Common Interests.

58.             “Existing SN Common Interests” means Interests in SN arising from or related to the Existing SN Common Stock.

59.             “Existing SN Common Stock” means the shares of common stock issued by SN.

60.             “Existing SN Preferred Interests means Interests in SN arising from or related to the Existing SN Preferred Stock.

61.            “Existing SN Preferred Stock” means the shares of (a) 4.875% Convertible Perpetual Preferred Stock, Series A and (b) 6.500% Convertible Perpetual Preferred Stock, Series B, each with a par value of $0.01 per share.

62.            “File,” “Filed,” and “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court, or, with respect to the filing of a Proof Claim or proof of Interest, the Claims, Noticing and Solicitation Agent.

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63.            “Final DIP Order” means the Final Order (I) Authorizing Debtors (A) to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(b), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B)            to Utilize Cash Collateral Pursuant to 11 U.S.C. §§ 363 and (II) Granting Adequate Protection Pursuant to 11 U.S.C. §§ 361, 362, 363, 364 and 507(b) [Docket No. 865].

64.             “Final Fee Application” means an application for final request for payment of Professional Fee Claims.

65.            “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought; provided that the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court or applicable non-bankruptcy law may be filed relating to such order shall not prevent such order from being a Final Order.

66.            “Final Shared Services Order” means the Final Order Authorizing Debtors to Continue Performance of Obligations Under the Shared Services Arrangements [Docket No. 733].

67.             “Gavilan” means Gavilan Resources, LLC.

68.            “Gavilan Proceeding” means the adversary proceeding commenced against SN EF Maverick, LLC, et al., by Gavilan (Adv. Pro. No. 20-03021).

69.            “General Unsecured Claim” means any Claims other than: (a) an Administrative Claim; (b) an Other Secured Claim; (c) an Other Priority Claim; (d) a Priority Tax Claim; (e) a Secured Notes Claim; (f) an Intercompany Claim; (g) a Section 510(b) Claim; or (h) a DIP Claim.

70.             “Holder” means an entity holding a Claim or Interest, as applicable.

71.            “Impaired” means with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

72.            “Indentures” means, collectively, the Secured Notes Indenture, the 2021 Unsecured Notes Indenture and the 2023 Unsecured Notes Indenture.

73.            “Indenture Trustees” means the Secured Notes Indenture Trustee and the Unsecured Notes Indenture Trustee.

74.            “Indemnified Parties” means the following Exculpated Parties in their capacities as such: (i) members of the Debtors’ current workforce who are employed by the Reorganized Debtors after the Effective Date; (ii) Mohsin Y. Meghji; (iii) Eugene I. Davis; (iv) Adam C. Zylman; (v) Cameron W. George; and (vi) Gregory B. Kopel.

75.            “Indemnification Obligations” means each of the Debtors’ existing indemnification provisions in place and effect as of the Effective Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the current and former directors, officers, managers, attorneys, accountants, investment bankers, and other professionals, advisors and agents of the Debtors, as applicable.

76.             “Intercompany Claim” means a Claim held by a Debtor against another Debtor.

77.             “Intercompany Interest” means an Interest in any Debtor other than SN.

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78.            “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including issued, unissued, authorized, or outstanding shares of stock, together with any warrants, options or rights to purchase or acquire such interests at any time.

79.             “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

80.            “Lien Challenge Complaint” means the complaint filed by the Debtors on March 10, 2020 in the adversary proceeding titled Sanchez Energy Corporation, et al. v. Royal Bank of Canada, Wilmington Savings Fund Society, FSB and Wilmington Trust, National Association (Adv. Pro. No. 20-03057).

81.            “Lien-Related Litigation” means all litigation related to challenges to the allowance, priority, scope or validity of the liens and/or Claims of the Prepetition Secured Parties (as defined in the Final DIP Order) or the priority or scope of the liens and/or Claims of the DIP Lenders, including any litigation regarding (i) the interpretation of the Final DIP Order and other matters regarding the scope of the collateral securing the DIP Claims, (ii) the amount and characterization of the DIP Claims (including the Final DIP Order’s treatment of new-money DIP Claims and roll-up DIP Claims), (iii) the amount of any deficiency claim of the DIP Lenders, (iv) adequate protection claims pursuant to section 507(b) of the Bankruptcy Code (including issues regarding diminution in value, and any recharacterization or disgorgement of adequate protection payments made pursuant to the Final DIP Order, or any prior interim order), (v) the applicability of the equities of the case doctrine under section 552 of the Bankruptcy Code, (vi) all Causes of Action referenced and asserted in the Lien Challenge Complaint, (vii) the claim objections filed by the Creditors’ Committee on March 10, 2020, at Docket No. 1027, (viii) the value of Causes of Action, and (ix) the relative value of encumbered and unencumbered assets. For purposes of clarification, nothing in the Plan or the Confirmation Order shall alter, amend, or otherwise limit any rights, claims, or defenses that may or could be asserted by the DIP Lenders, DIP Agent, Collateral Trustee, Secured Notes Indenture Trustee, or any Holders of DIP Claims or Senior Notes Claims in connection with or in defense of the Lien-Related Litigation, irrespective of whether such rights, claims, or defenses arose before or after the Petition Date and whether provided or arising under the Final DIP Order, applicable agreements, applicable law, or otherwise.

82.            “Lien-Related Litigation Creditor Representative” means a representative, as selected by the Creditors’ Committee, of general unsecured creditors in the Lien-Related Litigation.

83.            “Management Incentive Plan” means a post-Effective Date management incentive plan for the directors and officers of the Reorganized Debtors, which shall be implemented in accordance with Article IV of the Plan.

84.             “New Common Stock” means the common stock of Reorganized SN to be issued pursuant to the Plan.

85.            “New Executive Employment Agreements” means the new employment agreements, dated as of the Effective Date, to employ (a) Cameron W. George and (b) Gregory B. Kopel.

86.            “New Organizational Documents” means the form of the certificates or articles of incorporation, certificates of designation, bylaws, or such other applicable formation documents, of each of the Reorganized Debtors, including the New Stockholders’ Agreement, if any.

87.            “New Stockholders’ Agreement” means the stockholder or similar agreement, if any, with respect to the New Common Stock.

88.            “Non-Participating Professional” means any Professional that is not a Participating Professional on or before the Confirmation Date.

89.            “Notice of Assumption” means a notice to be sent to each applicable counterparty identified in the Schedule of Assumed Executory Contracts and Unexpired Leases as set forth in Article VI.C.

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90.            “Notice of Rejection” means a notice to be sent to each applicable counterparty identified in the Schedule of Rejected Executory Contracts and Unexpired Leases as set forth in Article VI.B.

91.            “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, to the extent such Claim has not already been paid during the Chapter 11 Cases, other than an Administrative Claim or a Priority Tax Claim.

92. “Other Secured Claim” means any Secured Claim other than the DIP Claims and the Secured Notes Claims.

93.            “Participating Professionals” means all Professionals that have elected to participate in the Professional Fee Settlement on or before the Confirmation Date, specifically: Akin Gump Strauss Hauer & Feld LLP, Alvarez & Marsal North America, LLC, Gibbs & Bruns LLP, Jackson Walker LLP, KPMG LLP, M-III Advisory Partners LP, Moelis & Company LLC, Prime Clerk LLC, Ropes & Gray LLP, and Richards Layton & Finger, P.A. No Participating Professionals may be added to this list without the consent of the Requisite DIP Lenders.

94.            “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, governmental entity, or political subdivision thereof, or any other Entity.

95.             “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.

96.            “Plan” means this amended joint chapter 11 plan (as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments hereto).

97.            “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors as soon as reasonably practicable prior to the Confirmation Hearing, or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and any additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. The Plan Supplement shall include the following (a) the New Organizational Documents; (b) the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) the Schedule of Assumed Executory Contracts and Unexpired Leases; (d) a schedule of retained Causes of Action; (e) a disclosure of the members of the Reorganized SN Board; and (f) the New Executive Employment Agreements and the identities of the officers of Reorganized SN.

98.             “Post-Carve-Out Trigger Notice Reserve” has the meaning ascribed to it in the Final DIP Order.

99.            “Post-Effective Date Equity Distribution” means 80% of the Authorized Plan Distribution Shares, which shall be issued and distributed to Holders of Allowed Claims in Classes 3, 4 and/or 5 as ordered by the Bankruptcy Court in connection with adjudication or other resolution of the Lien-Related Litigation.

100.             “Pre-Carve-Out Trigger Notice Reserve” has the meaning ascribed to it in the Final DIP Order.

101.            “Priority Tax Claims” means Claims of governmental units of the type described in section 507(a)(8) of the Bankruptcy Code.

102.            “Pro Rata” means (a) when referring to Claims or Interests within a single Class, the proportion that an Allowed Claim or Interest in such Class bears to the aggregate amount of the Allowed Claims or Interests in that Class, or (b) when referring to Claims or Interests within more than one Class, the proportion that an Allowed Claim or Interest bears to the aggregate amount of the Allowed Claims or Interests within all applicable Classes.

103.            “Professional” means an entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the confirmation date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

104.            “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date.

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105.            “Professional Fee Settlement” means the settlement between and among the Participating Professionals, the Debtors and the Secured Ad Hoc Group set forth in Article II.B.

106.            “Professional Fee Settlement Reserve” means an interest bearing escrow account to hold the amounts set forth in Article II.B pursuant to the Professional Fee Settlement, which escrow account shall be funded on the Effective Date and maintained at a financial institution selected by the Debtors, with the consent of the Participating Professionals, solely for the purpose of paying all Allowed and unpaid Professional Fee Claims of Participating Professionals consistent with the Professional Fee Settlement. All fees and expenses of the escrow agent shall be paid from the interest accruing on funds in the Professional Fee Settlement Reserve; provided that any fees and expenses due up front or in excess of the interest accruing on the funds in the Professional Fee Settlement Reserve shall be paid by the Reorganized Debtors. The Professional Fee Settlement Reserve may be a segregated account, with similar protections as an escrow account, maintained by the Reorganized Debtors in trust solely for the Participating Professionals with the consent of the Participating Professionals.

107.            “Professional Fee Settlement Reserve Amount” means $22.9 million, which shall be adjusted solely to the extent additional Professionals become Participating Professionals.

108.            “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases, if applicable, by the applicable Bar Date.

109.            “Reinstated” or “Reinstatement” means with respect to any Claim or Interest, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

110.            “Reorganized Boards” means the initial board of directors of members, or managers, as applicable of each Reorganized Debtor.

111.            “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Restructuring Transactions or any successor thereto, including Reorganized SN.

112.            “Reorganized SN” means SN, as reorganized pursuant to and under the Restructuring Transactions or any successor thereto.

113.             “Reorganized SN Board” means the initial board of directors of Reorganized SN.

114.            “Requisite DIP Lenders” means DIP Lenders holding at least 50.01% of the outstanding principal amount of loan issued under the DIP Credit Agreement.

115.             “Restructuring Fee” has the meaning ascribed to it in the engagement letter between SN and Moelis & Company LLC, attached as Exhibit 1 to the Debtors’ Application for Entry of an Order (I) Authorizing the Retention and Employment of Moelis & Company LLC as Financial Advisor and Investment Banker for the Debtors, Nunc Pro Tunc to the Petition Date; (II) Waiving Certain Time-Keeping Requirements; and (III) Granting Related Relief [Docket No. 271].

116.            “Restructuring Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, sales, dispositions, liquidations, dissolutions, or other corporate transactions necessary or appropriate to implement the Plan.

117.            “Sanchez Parties” means (i) A.R. Sanchez, Jr., Antonio R. Sanchez, III, and Patricio D. Sanchez, and any other individual related to Antonio R. Sanchez, III by consanguinity or marriage, (ii) any trusts or similar Entities of which Sanchez Parties are individually or in the aggregate the majority direct or indirect beneficiaries, and (iii) any other Entities (other than SOG) for which the Sanchez Parties own, control or hold 50.01% or more of the voting interests. For the avoidance of doubt, the Sanchez Parties shall not include SOG or SNMP.

118.            “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any modifications or amendments thereto) of certain Executory Contracts and Unexpired Leases, to be identified by the Secured Ad Hoc Group, to be assumed by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended at the direction of the Secured Ad Hoc Group from time to time, prior to the Confirmation Date or otherwise, in accordance with the Plan.

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119.            “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto) of the Executory Contracts and Unexpired Leases, to be identified by the Secured Ad Hoc Group, to be rejected by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended at the direction of the Secured Ad Hoc Group from time to time, prior to the Confirmation Date or otherwise, in accordance with the Plan.

120.            “Schedules” means, collectively, the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors.

121.            “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

122.            “Secured” means when referring to a Claim: (a) secured by a lien on property in which any of Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court (including the Final DIP Order), as a secured claim.

123.            “Secured Ad Hoc Group” means the ad hoc group of unaffiliated funds, accounts, and advisors of funds or accounts, as Holders of Secured Notes Claims and DIP Claims.

124.            “Secured Ad Hoc Group Fees” means all unpaid fees and expenses, including professional fees and expenses, due and payable to the Secured Ad Hoc Group’s advisors and professionals, including fees and expenses payable under the Final DIP Order.

125.            “Secured Notes” means the 7.25% Senior Secured First Lien Notes due 2023 issued pursuant to the Secured Notes Indenture.

126.            “Secured Notes Claim” means any Secured Claim against the Debtors under, with respect to, on account of, arising from, based upon, or in connection with, the Secured Notes Indenture, the Secured Notes, or the Final DIP Order, including any Claim for principal amounts outstanding, unpaid interest, fees or expenses.

127.            “Secured Notes Indenture” means that certain Indenture, dated February 14, 2018, among SN, the guarantors party thereto, Delaware Trust Company, as trustee, and Wilmington Trust, NA., in its capacity as successor collateral trustee, for the 7.25% senior secured first lien notes due February 15, 2023.

128.            “Secured Notes Indenture Trustee” means WSFS, and any successor thereto, as trustee under the Secured Notes Indenture.

129.             “Security” means a security as defined in section 2(a)(1) of the Securities Act.

130.            “Secured Trustees Fees and Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims incurred by WSFS, solely in its capacity as the Secured Notes Indenture Trustee, and the Collateral Trustee, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements incurred by WSFS, solely in its capacity as the Secured Notes Indenture Trustee, and the Collateral Trustee, to the extent payable or reimbursable under the Secured Notes Indenture or Collateral Trust Agreement, as applicable. For the avoidance of doubt, the Secured Trustees Fees and Expenses shall include, but are not limited to, the reasonable and documented fees, expenses, and disbursements of counsel.

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131.            “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, together with the rules and regulations promulgated thereunder, as amended from time to time.

132.             “Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

133.             “SN” means Sanchez Energy Corporation.

134.            “SNMP” means Sanchez Midstream Partners LP and its subsidiaries and affiliates, including Catarina Midstream, LLC.

135.             “SOG” means Sanchez Oil & Gas Corporation.

136.            “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to requests of the Debtors or the Reorganized Debtors, as applicable, for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

137.            “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

138.            “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

139.            “Unsecured Notes Claim” means any Claim against the Debtors arising from or based upon the 2021 Unsecured Notes Indenture or the 2023 Unsecured Notes Indenture.

140.            “Unsecured Notes Indentures” means, collectively, the 2021 Unsecured Notes Indenture and the 2023 Unsecured Notes Indenture.

141.            “Unsecured Notes Indenture Trustee” means the Delaware Trust Company, and any successor thereto, as trustee under the 2021 Unsecured Notes Indenture and the 2023 Unsecured Notes Indenture, respectively.

142.             “U.S. Trustee” Means the Office of the United States Trustee for the Southern District of Texas.

143.             “WSFS” means Wilmington Savings Fund Society, FSB.

B.           Rules of Interpretation

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (5) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation,” and (13) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

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C.           Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a business day, then such transaction shall instead occur on the next succeeding business day.

D.           Governing Law

Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code or Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to conflict of laws principles.

E.            Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.            Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.           Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the applicable Plan Supplement document shall control. In the event of an inconsistency between the Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.           Administrative Claims

Except as otherwise provided in this Article II.A and except with respect to claims pursuant to 28 U.S.C. § 1930 and Administrative Claims that are Professional Fee Claims, DIP Claims, or subject to 11 U.S.C. § 503(b)(1)(D), or otherwise allowed by a Final Order, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date.

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Except with respect to Administrative Claims that are Professional Fee Claims or DIP Claims (but excluding DIP Fee Claims), and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, compromise, settlement, and release of and in exchange for its Claim, payment in full in Cash on the Effective Date or as soon as reasonably practicable thereafter.

The DIP Claims that are not DIP Fee Claims shall receive the treatment set forth in Article III.C.3. DIP Agent Fees and Expenses shall receive payment in accordance with Article IV.R. The parties entitled to (a) Secured Trustees Fees and Expenses and (b) Secured Ad Hoc Group Fees have agreed that the Administrative Claims relating to such amounts may be paid following the outcome of the applicable Lien-Related Litigation.

B.            Professional Fee Claims

1.            Professional Fee Settlement

Pursuant to the Professional Fee Settlement, (a) Participating Professionals agree to (i) limit the payment on account of their unpaid Professional Fee Claims (except as provided in clauses (b) and (c)) to 90% of the amount of such Participating Professional’s accrued and unpaid fees and 100% of the amount of such Participating Professional’s unpaid expenses, in each case, through March 27, 2020, plus an additional $5 million to Moelis & Company LLC on account of its Restructuring Fee and (ii) reduce the amount of unpaid Allowed Professional Fee Claims payable upon approval of their respective Final Fee Application by an amount equal to 10% of fees paid to such Participating Professional since the Petition Date, excluding the Professional Fee Claims in (i) above which already account for the 10% reduction of fees; (b) $1 million (in addition to the amounts in (a) above) shall be available exclusively for Professional Fee Claims of Professionals of the Debtors in connection with filing, prosecuting, confirming and consummating the Plan incurred after March 27, 2020; (c) $100,000 (in addition to any amounts in (a) and (b) above), shall be made available exclusively for KPMG for fees incurred after March 27, 2020, and (d) Participating Professionals otherwise waive all rights to seek payment of any additional Professional Fee Claims, either as an Administrative Claim or otherwise. For purposes of clarification, the aggregate amount identified in this paragraph shall not exceed the Professional Fee Settlement Reserve Amount.

As part of the Professional Fee Settlement, upon the Effective Date, the DIP Agent shall release the Carve-Out Trigger Notice Reserves to the Reorganized Debtors, and the Reorganized Debtors shall immediately fund the Professional Fee Settlement Reserve with the Professional Fee Settlement Reserve Amount, solely for the unpaid Professional Fee Claims of the Participating Professionals. The Professional Fee Settlement Reserve shall be an escrow account or segregated account, with similar protections as an escrow account, maintained in trust solely for the Participating Professionals with the consent of the Participating Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Participating Professionals, as limited by the Professional Fee Settlement, shall be paid in Cash to such Participating Professionals by the Reorganized Debtors from the Professional Fee Settlement Reserve within two (2) business days after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court. When all such Allowed amounts owing to Participating Professionals have been paid in full consistent with the Professional Fee Settlement, any remaining amount in the Professional Fee Settlement Reserve shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

Finally, as part of the Professional Fee Settlement, the Debtors, Reorganized Debtors and the Secured Ad Hoc Group, including each of its individual members, shall not (a) seek, directly or indirectly, any further reductions, discounts or concessions of any kind from the Participating Professionals or (b) object, directly or indirectly, to any Final Fee Applications of any Participating Professional.

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If the Effective Date does not occur within 45 days of the Confirmation Date, (a) the Professional Fee Settlement shall be withdrawn, (b) the Participating Professionals shall reserve any and all rights under the Final DIP Order, the Bankruptcy Code and otherwise and (c) all agreements not to seek reductions or to object to any Final Fee Applications of the Participating Professionals shall be withdrawn, and all rights of all parties are reserved.

2.            Final Fee Applications

All Professionals shall file Final Fee Applications no later than 60 days after the Effective Date. The Professional Fee Claims of any Participating Professional shall be Allowed in the event that no objection to such Final Fee Application is Filed within 21 days of the filing of such Final Fee Application in accordance with the Professional Fee Settlement.

C.            Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor against which such Allowed Priority Tax Claim is asserted agree to a less favorable treatment for such Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive, at the Debtors’ election, (1) payment in full in Cash of its Allowed Priority Tax Claim or (2) treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

D.            Statutory Fees

All fees due and payable pursuant to section 1930 of title 28 of the United States Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.            Formation of Debtor Group for Convenience Purposes Only

The Plan (including, but not limited to, Article II and Article III of the Plan) groups the Debtors together solely for the purpose of describing treatment under the Plan and distributions to be made in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect each Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor within the meaning of section 1121 of the Bankruptcy Code, and the classifications set forth in Classes 1 through 10 shall be deemed to apply to each Debtor in accordance with section 1122 of the Bankruptcy Code, except where a Debtor does not have any Claim or Interest qualifying within a particular class. For voting purposes, each Class of Claims against or Interests in the Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtors, as applicable. Each such sub-Class shall vote as a single separate Class for each of the Debtors, as applicable; provided that any Class that does not contain any Allowed Claims or Existing Interests with respect to a particular Debtor will be treated in accordance with Article III.E below.

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B.           Classification of Claims and Interests

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Presumed to Accept
2	Other Priority Claims	Unimpaired	Presumed to Accept
3	DIP Claims	Impaired	Entitled to Vote
4	Secured Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote
7	Intercompany Interests	Unimpaired	Presumed to Accept
8	Existing SN Preferred Interests	Impaired	Deemed to Reject
9	Existing SN Common Interests	Impaired	Deemed to Reject
10	Section 510(b) Claims	Impaired	Deemed to Reject

C.           Treatment of Classes of Claims and Interests

Subject to Article VI hereof, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. The Debtors will not agree to different treatment of any Allowed Claim or Allowed Interest prior to the Effective Date without the consent of the Requisite DIP Lenders. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such Holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest or as soon as reasonably practicable thereafter.

1.	Class 1 — Other Secured Claims

a.	Classification: Class 1 consists of all Other Secured Claims against the Debtors.

b.	Treatment: In full and final satisfaction of each Allowed Other Secured Claim against the Debtors, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor:

i.	payment in full in Cash;

ii.	delivery of the collateral securing any such Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

iii.	Reinstatement of such Other Secured Claim; or

iv.	other treatment rendering such Claim Unimpaired.

c.	Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims in Class 1 are not entitled to vote to accept or reject the Plan.

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2.	Class 2 — Other Priority Claims

a.	Classification: Class 2 consists of all Other Priority Claims against the Debtors.

b.	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor against which such Allowed Other Priority Claim is asserted agree to less favorable treatment for such Holder, in full and final satisfaction of each Allowed Other Priority Claim against the Debtors, each Holder of an Allowed Other Priority Claim shall receive either:

i.	Cash in an amount equal to such Allowed Other Priority Claim; or

ii.	such other treatment rendering such Other Priority Claim Unimpaired.

c.	Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims in Class 2 are not entitled to vote to accept or reject the Plan.

3.	Class 3 – DIP Claims

a.	Classification: Class 3 consists of all DIP Claims (other than DIP Fee Claims) against the Debtors.

b.	Treatment: In full and final satisfaction of each Allowed DIP Claim (other than DIP Fee Claims), each Holder of an Allowed DIP Claim (other than DIP Fee Claims) shall receive its Pro Rata share of:

i.	the DIP Equity Distribution on the Effective Date; and

ii.	100% of the Post-Effective Date Equity Distribution less any amount of such Post-Effective Date Equity Distribution, if any, allocated to Holders of Allowed Claims in Classes 4 and/or 5 based upon the outcome of the Lien-Related Litigation, which allocation shall be consistent with, as applicable, the priorities set forth in sections 1129(b) and 726 of the Bankruptcy Code.

c.	Voting: Class 3 is Impaired. Holders of DIP Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.	Class 4 — Secured Notes Claims

a.	Classification: Class 4 consists of all Secured Notes Claims against the Debtors.

b.	Treatment: In full and final satisfaction of each Allowed Secured Notes Claim (other than DIP Fee Claims), each Holder of an Allowed Secured Notes Claim (other than DIP Fee Claims) shall receive its Pro Rata share of the Post-Effective Date Equity Distribution, if any, allocated to the Secured Notes Claims based upon the outcome of the Lien-Related Litigation, which allocation shall be consistent with, as applicable, the priorities set forth in sections 1129(b) and 726 of the Bankruptcy Code.

c.	Voting: Class 4 is Impaired. Holders of Secured Notes Claims in Class 4 are entitled to vote to accept or reject the Plan.

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5.	Class 5 — General Unsecured Claims

a.	Classification: Class 5 consists of all General Unsecured Claims against the Debtors.

b.	Treatment: In full and final satisfaction of each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the Post-Effective Date Equity Distribution, if any, allocated to the General Unsecured Claims based upon the outcome of the Lien-Related Litigation, which allocation shall be consistent with, as applicable, the priorities set forth in sections 1129(b) and 726 of the Bankruptcy Code.

c.	Voting: Class 5 is Impaired. Holders of General Unsecured Claims in Class 5 are entitled to vote to accept or reject the Plan.

6.	Class 6 — Intercompany Claims

a.	Classification: Class 6 consists of any Intercompany Claims.

b.	Treatment: On the Effective Date, Intercompany Claims shall be, at the election of the Debtors:

i.	Reinstated;

ii.	compromised;

iii.	released; or

iv.	offset, contributed, and/or distributed to the applicable Debtor.

c.	Voting: Class 6 is either Unimpaired or Impaired. Holders of Allowed Intercompany Claims in Class 6 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code or conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Intercompany Claims in Class 6 are not entitled to vote to accept or reject the Plan.

7.	Class 7 — Intercompany Interests

a.	Classification: Class 7 consists of all Intercompany Interests.

b.	Treatment: On the Effective Date, Intercompany Interests shall receive no recovery or distributions and be Reinstated or contributed to the applicable Debtor solely to maintain the Debtors’ corporate structure.

c.	Voting: Class 7 is Unimpaired. Holders of Allowed Intercompany Interests in Class 7 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Intercompany Claims in Class 7 are not entitled to vote to accept or reject the Plan.

8.	Class 8 — Existing SN Preferred Interests

a.	Classification: Class 8 consists of all Existing SN Preferred Interests.

b.	Treatment: On the Effective Date, each Existing SN Preferred Interest shall be cancelled, released and extinguished and shall be of no further force and effect. No Holder of any Existing SN Preferred Interest shall be entitled to any recovery or distribution under the Plan on account of such Interest.

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c.	Voting: Class 8 is Impaired. Holders of Existing SN Preferred Interests in Class 8 are conclusively deemed to have rejected the Plan under section 1126(f) of the Bankruptcy Code. Holders of Existing SN Preferred Interests in Class 8 are not entitled to vote to accept or reject the Plan.

9.	Class 9 — Existing SN Common Interests

a.	Classification: Class 9 consists of all Existing SN Common Interests.

b.	Treatment: On the Effective Date, each Existing SN Common Interest shall be cancelled, released and extinguished and shall be of no further force and effect. No Holder of any Existing SN Common Interest shall be entitled to any recovery or distribution under the Plan on account of such Interest.

c.	Voting: Class 9 is Impaired. Holders of Existing Common Interests in Class 9 are conclusively deemed to have rejected the Plan under section 1126(f) of the Bankruptcy Code. Holders of Existing SN Common Interests in Class 9 are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Section 510(b) Claims

a.	Classification: Class 10 consists of all Section 510(b) Claims.

b.	Treatment: On the Effective Date, each Section 510(b) Claim will be cancelled, released and extinguished and shall be of no further force and effect. No Holder of any Section 510(b) Claim shall be entitled to any recovery or distribution under the Plan on account of such Claim.

c.	Voting: Class 10 is Impaired. Holders of Section 510(b) Claims in Class 10 are conclusively deemed to have rejected the Plan under section 1126(f) of the Bankruptcy Code. Holders of Section 510(b) Claims in Class 10 are not entitled to vote to accept or reject the Plan.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

E.           Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.           Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote on the Plan and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

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G.           Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class(es) of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H.           Intercompany Interests

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the Holders of Claims that receive New Common Stock under the Plan, and shall receive no recovery or distribution. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Transactions).

I.             Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.          General Settlement of Claims, Interests, and Causes of Action

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan, including any dispute regarding the treatment of any Intercompany Claims. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies, including the Professional Fee Settlement, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement, including the Professional Fee Settlement, is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable and reasonable.

B.           Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall consummate the Restructuring Transactions and take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including, but not limited to the documents comprising the Plan Supplement and the New Organizational Documents, as applicable; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities may agree; (3) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any applicable New Organizational Documents; (4) such other transactions that are required to effectuate the Restructuring Transactions; and (5) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

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C.           Sources of Consideration for Plan of Reorganization Distributions

The Reorganized Debtors will fund distributions under the Plan with Cash on hand on the Effective Date and the New Common Stock.

1.            Issuance and Distribution of New Common Stock

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall issue the New Common Stock to fund distributions to Holders of Allowed Claims in accordance with Article III of the Plan; provided that New Common Stock issued on account of the Post-Effective Date Equity Distribution shall occur in accordance with Article IV.C.2. The issuance of New Common Stock, as well as options, or other equity awards of interests in the Reorganized Debtors, if any, reserved under the Management Incentive Plan, is duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors or the Holders of Claims. All shares of New Common Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

The Secured Ad Hoc Group shall prepare a New Stockholders’ Agreement as part of the Plan Supplement. Each Entity intended to become a Holder of New Common Stock, as a condition to receiving such New Common Stock, shall be required to deliver an executed signature page to the New Stockholders’ Agreement. Each Holder of New Common Stock shall be deemed a party to the New Stockholders’ Agreement, without regard to whether such signature page is actually delivered. On the Effective Date, the Reorganized Debtors shall enter into and deliver the New Stockholders’ Agreement to each known Entity that is intended to be a party thereto at such time, and such New Stockholders’ Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each Holder of New Common Stock shall be bound thereby.

2.            Distribution of Post-Effective Date Equity Distribution

The shares of New Common Stock comprising the Post-Effective Date Equity Distribution shall remain authorized but unissued pending the outcome of all or a portion of the Lien -Related Litigation, which shall occur following the Effective Date. Upon adjudication or other resolution of all or a portion of the Lien-Related Litigation, the Reorganized Debtors shall issue the Post-Effective Date Equity Distribution in the amount of New Common Stock allocated to Class 3, 4 and/or 5 Claims, to the extent such Claims are entitled to receive New Common Stock, pursuant to an order of the Bankruptcy Court. No shares of New Common Stock shall be issued on account of the Post-Effective Date Equity Distribution except as provided in an order of the Bankruptcy Court with respect to the Lien-Related Litigation, which order shall designate the allocation of New Common Stock as between the Holders of Allowed DIP Claims, if any, Holders of Allowed Secured Notes Claims, if any, and Holders of Allowed General Unsecured Claims, if any. Upon such order of allocation from the Bankruptcy Court, to the extent the New Stockholders’ Agreement is not terminated in accordance with its terms, each proposed Holder of New Common Stock under such order shall, as a condition to receiving such New Common Stock, be required to deliver an executed signature page to the New Stockholders’ Agreement. Each Holder shall be deemed a party to the New Stockholders’ Agreement, if any, without regard to whether an executed signature pages is actually delivered.

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D.           Lien-Related Litigation

The Lien-Related Litigation shall be adjudicated following the Confirmation Date by the Bankruptcy Court according to the following timeline:

•	Phase 1: The parties to the Lien-Related Litigation shall seek a final hearing date that is not more than 30 days after the Effective Date to determine the interpretation of the Final DIP Order. This phase shall be initiated by a pleading filed by the DIP Lenders or DIP Agent.

•	Phase 2: If the Bankruptcy Court determines that any additional Lien-Related Litigation is necessary in light of the determinations in Phase 1, other than as to the valuation of Causes of Action, the relevant parties shall seek a hearing for determination of such additional issues not more than 30 days after the Bankruptcy Court’s determination of issues presented in Phase 1 and in no event 60 days after the Effective Date. This phase shall be initiated by a pleading filed by the Lien-Related Litigation Creditor Representative on or before the 35th day following the Effective Date.

•	Phase 3: If the Bankruptcy Court determines that the valuation of any Causes of Action are necessary as part of any Lien-Related Litigation in light of Phases 1 and 2, the relevant parties may seek a hearing for determination of such additional issues after the Bankruptcy Court’s determination of issues presented in Phases 1 and 2. This phase shall be initiated by a pleading filed by the Lien-Related Litigation Creditor Representative not more than 30 days after the Bankruptcy Court’s determination of issues presented in Phase 2.

•	Post-Effective Date Equity Distribution Allocations: The Bankruptcy Court may, in its discretion, issue a final ruling as to the allocation of all or a part of the Post-Effective Date Equity Distribution at the conclusion of any of the three phases.

Discovery shall not occur except to the extent permitted and deemed necessary by the Bankruptcy Court. Expert reports, if any, shall be exchanged 14 days prior to any hearing. Any and all claims, objections, or challenges within the definition Lien-Related Litigation shall be dismissed with prejudice, released, and forever barred if not asserted and determined in accordance with the foregoing schedule and otherwise in accordance with the provisions of the Plan. The liquidation and valuation findings and conclusions in the Confirmation Order and in connection with Confirmation shall have preclusive effect in the Lien-Related Litigation, provided, however, such preclusive effect shall not apply to the valuation of the Debtors’ Causes of Action, which shall be subject to valuation, if at all, in accordance with Phase 3 of the Lien-Related Litigation described in this section. .

The parties to the Lien-Related Litigation shall use all reasonable efforts to minimize the costs of such litigation. All costs of prosecuting the Lien-Related Litigation shall be borne by the respective parties to the litigation, and no costs shall be borne by the Reorganized Debtors or payable by one group of parties to the other; provided that in the event that (i) the DIP Lenders retain at least 50.01% of the New Common Stock following the Post-Effective Date Equity Distribution, nothing herein shall restrict the ability of the Reorganized Debtors to pay the fees and expenses of the DIP Lenders or Secured Ad Hoc Group at any time following the Effective Date or (ii) the holders of General Unsecured Claims hold at least 50.01% of the New Common Stock following the Post-Effective Date Equity Distribution, nothing herein shall restrict the ability of the Reorganized Debtors to pay the fees and expenses of the Lien-Related Litigation Creditor Representative at any time following the Effective Date. Notwithstanding the foregoing, nothing in this paragraph shall alter the rights of the DIP Lenders or DIP Agent to repayment or reimbursement to the extent provided under the Final DIP Order or DIP Credit Agreement. Notwithstanding anything in this Plan to the contrary, in connection with determining the Lien-Related Litigation, for purposes of clarification, all rights, claims, and defenses of the Holders of the DIP Claims, including all rights under sections 1129(a)(9)(A) and 726 of the Bankruptcy Code shall be deemed preserved. Without limiting the foregoing, for purposes of clarification, nothing herein restricts the ability of the Lien-Related Litigation Creditor Representative to employ professionals and seek or secure funding or financing to pay for the reasonable fees and expenses incurred in connection with the Lien-Related Litigation to the extent permitted by otherwise applicable law.

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There shall be no issuance and distribution of New Common Stock pursuant to the Post-Effective Date Equity Distribution except pursuant to an order entered by the Bankruptcy Court with respect to or following the resolution of the Lien-Related Litigation. Any and all issues regarding the proper allocation of the Post-Effective Date Equity Distribution shall be determined by the Bankruptcy Court in connection with the Lien-Related Litigation and consistent with the Final DIP Order and the priorities set forth in sections 1129(b) and 726 of the Bankruptcy Code, which determination regarding such allocation may include, among other things, the consideration of the value, if any, of any Causes of Action preserved by the Reorganized Debtors pursuant to the Plan and whether such value should be allocated to or offset by Secured Claims or Administrative Claims. The New Common Stock shall be issued pursuant to the Post-Effective Date Equity Distribution upon an order of the Bankruptcy Court, which order shall designate the allocation of New Common Stock as between the Holders of Allowed DIP Claims, if any, Holders of Allowed Secured Notes Claims, if any, and Holders of Allowed General Unsecured Claims, if any.

Reorganized SN shall not declare, pay, or make any dividend or other similar distribution on account of the New Common Stock or make any similar transfer with respect to the New Common Stock until the Post-Effective Date Equity Distribution has occurred. Prior to the earlier of (i) the resolution of the Lien-Related Litigation and (ii) the distribution of all New Common Stock comprising the Post-Effective Date Equity Distribution, the Reorganized Debtors will seek approval of any settlement or compromise of any Causes of Action against the Sanchez Parties, SOG, SNMP, or their respective transferees (within the meaning of section 550 of the Bankruptcy Code) or Lien-Related Litigation, following consultation with the Lien-Related Litigation Creditor Representative, pursuant to Bankruptcy Rule 9019, after notice and opportunity for a hearing.

E.           Continuation of Gavilan Proceeding

The Gavilan Proceeding shall be litigated or compromised after the Effective Date exclusively by the Reorganized Debtors.

F.           Corporate Existence

Except as otherwise provided in the Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

G.          Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein or therein, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors, including interests held by the Debtors in their respective non-Debtor subsidiaries, shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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H.           Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (1) the implementation of the Restructuring Transactions; (2) the selection of the directors and officers for the Reorganized Debtors; (3) the adoption of the Management Incentive Plan, if any, by the Reorganized SN Board;(4) the issuance and distribution of the New Common Stock; and (5) all other actions contemplated under or necessary to implement the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors, or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law.

I.           New Organizational Documents

Prior to the Effective Date, the Secured Ad Hoc Group shall prepare the form of New Organizational Documents, which shall be included in the Plan Supplement. On the Effective Date, to the extent legally required, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation. The New Organizational Documents shall be consistent with section 1123(a)(6) of the Bankruptcy Code. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Organizational Documents. Neither the preparation nor the filing of the New Organizational Documents shall be deemed to create a new corporate or other legal entity, and the New Organizational Documents shall be deemed amendments to or amendments and restatements of applicable organizational documents for purposes of any change of control determination.

J.           Directors and Officers of Reorganized SN

The composition and membership of the Reorganized SN Board shall be determined prior to the Effective Date by the Secured Ad Hoc Group and included in the Plan Supplement. Thereafter, the members of the Reorganized SN Board shall be elected in accordance with the New Organizational Documents. Provisions regarding the removal, appointment, and replacement of members of the Reorganized SN Board in subsequent terms will be disclosed in the New Organizational Documents.

If the Secured Ad Hoc Group, the CRO and each applicable executive reach an agreement with respect to the terms and form of the New Executive Agreements, such agreement shall be included in the Plan Supplement and, on the Effective Date, the Reorganized Debtors shall enter into the New Executive Employment Agreements.

K.           Retention of Current Workforce by Reorganized SN; Severance Payments

The CRO and the Secured Ad Hoc Group shall agree upon the members of the Debtors’ current workforce that shall be retained and employed by the Reorganized Debtors as of the Effective Date. Such individuals shall be offered employment as soon as practicable. The continuation of SN’s obligations by Reorganized SN under the 2020 Non-Executive Bonus Program for such retained employees will be set forth in the Plan Supplement.

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Severance consisting of up to six (6) weeks’ severance pay up to an aggregate amount of up to $ 1.4 million shall be provided to all members of the Debtors’ current workforce who are SOG employees that provide services to the Debtors, other than the Sanchez Parties, that are not offered employment with the Reorganized Debtors, provided such member of the Debtors’ workforce has not been paid severance by SOG. All such payments will be subject to any customary or required withholdings and other requirements of law.

L.           Management Incentive Plan

The Reorganized SN Board shall be authorized to implement the Management Incentive Plan on terms to be determined by the Reorganized SN Board.

M.           Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, their officers, and the members of the Reorganized Boards are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the New Common Stock, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents.

N.           Preservation of Causes of Action

Unless expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action (including all Avoidance Actions), whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or pursuant to a Bankruptcy Court order, the Reorganized Debtors, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.

The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action, as applicable. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.

Notwithstanding the foregoing, the Lien-Related Litigation Creditor Representative shall have standing to pursue, prosecute and sole authority to settle all Causes of Action referenced and asserted in the Lien Challenge Complaint as of the date hereof, solely to the extent and in accordance with the process and timing set forth in the Plan. The Bankruptcy Court shall retain exclusive jurisdiction to resolve all Causes of Action.

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O.           Exemption from Registration Requirements

The authorization, issuance, and distribution of all New Common Stock pursuant to the Plan, including the shares of New Common Stock issued pursuant to the DIP Equity Distribution and the Post-Effective Date Equity Distribution, regardless of whether issued on or as soon as reasonably practicable after the Effective Date or following the outcome of the Lien-Related Litigation, will be exempt from the registration requirements of section 5 of the Securities Act and any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code or, only to the extent such exemption under section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act and such similar federal, state and local laws.

All New Common Stock authorized, issued and distributed pursuant to the Plan in reliance upon the exemption from registration provided in section 1145 of the Bankruptcy Code may be resold without registration under the Securities Act by the recipients thereof that are not “underwriters” (as defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code) pursuant to the Plan, subject to: (1) compliance with any applicable state and foreign securities laws and obtaining any other applicable regulatory approval; and (2) the transfer restrictions set forth in the New Organizational Documents, if any. For the avoidance of doubt, if any shares of New Common Stock are issued pursuant to the exemption from registration in section 4(a)(2) of the Securities Act, such shares of New Common Stock will be considered “restricted securities” and may not be resold by the recipients thereof except pursuant to an effective registration statement under the Securities Act or an available exemption thereunder. Reorganized SN will not be a public reporting company as of the Effective Date.

P.          Cancellation of Instruments, Certificates, and Other Documents

Except for the purpose of evidencing a right to and allowing Holders of Claims to receive a distribution under the Plan and except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all notes, instruments, Certificates, and other documents evidencing Claims or Interests, and any other credit agreements and indentures evidencing or creating a prepetition Claim or Interest, shall be terminated and canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. Notwithstanding the foregoing, DIP Credit Agreement, Indentures, and the Collateral Trust Agreement, as applicable, shall continue in effect solely to the extent necessary to: (i) allow the DIP Agent, a disbursing agent, or the Indenture Trustees to make distributions to the Holders of DIP Claims, Secured Notes Claims and Unsecured Notes Claims, as applicable; (ii) permit the DIP Agent, the Indenture Trustees, and the Collateral Trustee to assert their charging liens; and (iii) allow the DIP Agent, the Indenture Trustees, Holders of Secured and Unsecured Notes, and the Collateral Trustee to maintain any right of indemnification, contribution, subrogation or any other claim or entitlement they may have under the DIP Credit Agreement, the Indentures, or the Collateral Trust Agreement, as applicable, with respect to any party other than the Debtors or Reorganized Debtors. The provisions of the DIP Credit Agreement, the Indentures, and the Collateral Trust Agreement governing the relationships of each of the DIP Agent, the DIP Lenders, the Indenture Trustees, the respective Holders of Secured Notes and Unsecured Notes, and the Collateral Trustee shall not be affected by the Plan, Confirmation, or Effective Date. Notwithstanding confirmation or consummation of this Plan (and for the avoidance of doubt), the Unsecured Notes Indentures and any agreement that governs the rights of the Holders of Unsecured Notes Claims shall continue in effect (and the Unsecured Notes Indenture Trustee shall remain as trustee, register and paying agent) for the purposes of: (1) preserving any rights of the Unsecured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant Indenture, including any rights to priority of payment and/or to exercise charging liens; (2) permitting the Unsecured Notes Indenture Trustee to enforce any obligations owed to it under the Plan; and (3) permitting the Unsecured Notes Indenture Trustee to appear in the case or any proceeding in the case in which it is or may become a party.

Q.           Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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R.           DIP Agent Fees and Expenses

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in Cash all DIP Agent Fees and Expenses without the need for the DIP Agent to file fee applications or any other applications or motions with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all DIP Agent Fees and Expenses incurred. For the avoidance of doubt, nothing herein shall be deemed to impair, waive, discharge, or negatively impact or affect the rights of the DIP Agent to exercise its charging liens pursuant to the terms of the DIP Credit Agreement.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.          Assumption or Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, shall be assumed by the Reorganized Debtors, effective as of the Effective Date, in accordance with the requirements of sections 365 and 1123 of the Bankruptcy Code and regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Schedule of Assumed Executory Contracts and Unexpired Leases, or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date, notwithstanding the fact that the deadline to object to assumption or rejection of an Executory Contract or Unexpired Lease may be after the Effective Date.

Each Executory Contract or Unexpired Lease assumed by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease. Notwithstanding anything to the contrary in this Article V, the New Executive Employment Agreements shall be deemed to be entered into or assumed, as applicable, on the Effective Date.

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B.          Claims Based on Rejection of Executory Contracts or Unexpired Leases

Prior to the Confirmation Hearing, the Secured Ad Hoc Group will identify the Executory Contracts and Unexpired Leases to be included in the Schedule of Rejected Executory Contracts and Unexpired Leases, and the Debtors shall cause Notices of Rejection to be sent to the applicable counterparties in the Schedule of Rejected Executory Contracts and Unexpired Leases setting forth the date by which objections to the proposed rejection, if any, must be Filed. The Debtors or the Reorganized Debtors, as applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Rejected Executory Contracts and Unexpired Leases until the later of (a) the date by which objections to the proposed rejection must be Filed or (b) if such objection is Filed, prior to the date of a decision by the Bankruptcy Court with respect to such objection. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Bankruptcy Court by no later than the date provided in the Notice of Rejection, Confirmation Order or any other order of the Bankruptcy Court establishing the date by which such Proofs of Claim must be Filed. Any and all negotiation, litigation (including of any objection to rejection), dispute resolution or any other matters regarding the rejection of Executory Contracts and Unexpired Leases shall be carried out by the Reorganized Debtors after the Effective Date.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time set in the Notice of Rejection or by the Bankruptcy Court in the Confirmation Order will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

C.           Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any Cure Claims under each Executory Contract and Unexpired Lease to be assumed shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim in Cash as soon as reasonably practicable, subject to the limitations described below, by the Reorganized Debtors or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of the Cure Claim, (2) the ability of the Reorganized Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Claims required by section 365(b)(1) of the Bankruptcy Code shall only be paid following the entry of a Final Order resolving the dispute and approving the assumption.

Prior to the Confirmation Hearing, the Secured Ad Hoc Group will identify the Executory Contracts and Unexpired Leases to be included in the Schedule of Assumed Executory Contracts and Unexpired Leases, and the Debtors shall cause Notices of Assumption to be sent to applicable counterparties. Any objection to the proposed assumption or cure amount by such counterparty must be Filed by no later than the date provided in the Notice of Assumption, Confirmation Order or any other order of the Bankruptcy Court establishing the date by which such objections must be Filed. The Debtors or the Reorganized Debtors, as applicable, reserve the right to remove an Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases and move it to the Schedule of Rejected Executory Contracts and Unexpired Leases until the later of (a) the date by which objections to the proposed assumption must be Filed or (b) if such objection is Filed, prior to the date of a decision by the Bankruptcy Court with respect to such objection. Any such objection shall be heard after the Confirmation Date at a date determined by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or Cure Claim. Any and all negotiation, litigation (including of any objection to assumption), dispute resolution or any other matters regarding the assumption of Executory Contracts and Unexpired Leases shall be carried out by the Reorganized Debtors after the Effective Date

Assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Claims, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption and/or assignment. Any liabilities reflected in the Schedules and any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

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D.           Indemnification Obligations

On and as of the Effective Date, the Indemnification Obligations to indemnify any Indemnified Parties with respect to the Exculpation Claims (i) will be assumed; (ii) will survive the effectiveness of the Plan; (iii) will not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, the Confirmation Order or the New Organizational Documents; (iv) will not be limited, reduced, or terminated after the Effective Date; and (v) will survive unimpaired and unaffected. Any payment of Indemnification Obligations by the Reorganized Debtors shall be sought first to the extent of any available coverage under existing insurance policies.

E.           Insurance Policies

Notwithstanding anything in the Plan to the contrary, unless otherwise listed on the Schedule of Rejected Executory Contracts and Unexpired Leases (provided that no D&O Liability Insurance Policies shall be rejected), all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto to which a Debtor is a party, named insured or beneficiary as of the Effective Date are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Reorganized Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including tail coverage liability insurance). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim or Cure Claim need be Filed, and shall survive the Effective Date.

F.           Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.           Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

H.           Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding (1) whether a contract or lease is or was executory or unexpired at the time of assumption, (2) the amount of any Cure Claim, (3) the ability of the Reorganized Debtors or any assignee, as applicable, to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (4) any other matter pertaining to assumption, the Reorganized Debtors shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.          Distributions on Account of Claims Allowed as of the Effective Date

Except with respect to the New Common Stock subject to the Post-Effective Date Equity Distribution, or except as provided in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim or Interest, on the first Distribution Date, the Disbursing Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.C. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Except as may be provided by an order of the Bankruptcy Court for the release of the New Common Stock subject to the Post-Effective Date Equity Distribution, which New Common Stock shall be released as soon as practicable following the entry of such order, a Distribution Date shall occur no more frequently than once in every 90-day period after the Effective Date, as necessary, in the sole discretion of the Reorganized Debtors.

B.           Rights and Powers of the Disbursing Agent

1.            Powers of Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby;

(c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.            Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

C.           Special Rules for Distributions to Holders of Disputed Claims

Except as otherwise agreed by the relevant parties: (1) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (2) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order for the Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

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D.            Delivery of Distributions

1.            Record Date for Distributions

Except for distributions to holders of public securities, three (3) business days before the Effective Date, the Claims Register and the various transfer registers for each Class of Claims as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims. The Disbursing Agent shall have no obligation to recognize any transfer of Claims or Interests occurring on or after three (3) business days before the Effective Date. In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount. For the avoidance of doubt, no record date for distributions shall apply to holders of public securities.

2.            Distribution Process

The Disbursing Agent shall make all distributions required under the Plan, except with respect to distributions to Holders of Allowed DIP Claims, Allowed Secured Notes Claims and Allowed Unsecured Notes Claims, as set forth herein, and shall exercise commercially reasonable efforts to implement appropriate mechanics governing such distributions in accordance with the Plan and the terms of the relevant governing agreement. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims, including Claims that become Allowed after the Effective Date, shall be made to Holders of record or their respective designees as of three (3) business days before the Effective Date: (a) to the address of such Holder or designee as set forth in the Debtors’ books and records, provided that the address of such Holder shall be deemed to be the address set forth in any Proof of Claim filed by such Holder (or if the appropriate notice has been provided pursuant to the governing agreement in writing, on or before the date that is ten (10) calendar days before the Effective Date, of a change of address or an identification of designee, to the changed address or to such designee, as applicable); or (b) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the applicable register or the Debtors’ books and records, no Proof of Claim has been Filed, and the Disbursing Agent has not received a written notice of a change of address on or before the date that is ten (10) calendar days before the Effective Date. The Debtors, the Reorganized Debtors, and the Disbursing Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

3.            Delivery of Distributions to Holders of Allowed DIP Claims

Except as otherwise provided in the Plan or reasonably requested by the DIP Agent, all distributions to Holders of Allowed DIP Claims shall be deemed completed when made to (or with the consent of) the DIP Agent, which shall be deemed to be the Holder of all Allowed DIP Claims for purposes of distributions to be made hereunder. The DIP Agent shall hold or direct such distributions for the benefit of the Holders of Allowed DIP Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the DIP Agent shall arrange to deliver such distributions to or on behalf of such Holders of Allowed DIP Claims, at the sole expense of the Debtors or the Reorganized Debtors, as applicable. The DIP Agent shall not incur any liability on account of any distributions under the Plan.

4.            Delivery of Distributions to Holders of Allowed Secured Notes Claims

Except as otherwise provided in the Plan or reasonably requested by the Secured Notes Indenture Trustee, all distributions to Holders of Allowed Secured Notes Claims shall be deemed completed when made to (or with the consent of) the Secured Notes Indenture Trustee, which shall be deemed to be the Holder of all Allowed Secured Notes Claims for purposes of distributions to be made hereunder. The Secured Notes Indenture Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Secured Notes Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the Secured Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Secured Notes Claims, at the sole expense of the Debtors or the Reorganized Debtors, as applicable. Notwithstanding anything to the contrary in the Plan, the Secured Notes Indenture Trustee may transfer or direct that the distribution be made to the holders of the Secured Notes directly on the books and records of the Reorganized SN’s transfer agent or through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) consistent with the customary practices of DTC. Such distributions shall be subject in all respects to the right of the Secured Notes Indenture Trustee or Collateral Trustee, as applicable, to assert its applicable charging liens against such distributions. The Reorganized Debtors reserve the right to issue New Common Stock to Holders of Allowed Secured Notes Claims directly on the books and records of the transfer agent or to seek to make the New Common Stock eligible to be distributed through the facilities of DTC and as provided for under the Secured Notes Indenture. The Secured Notes Indenture Trustee shall not incur any liability on account of any distributions under the Plan.

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5.            Delivery of Distributions to Holders of Allowed Unsecured Notes Claims

Except as otherwise provided in the Plan or reasonably requested by the Unsecured Notes Indenture Trustee, all distributions to Holders of Allowed Unsecured Notes Claims shall be deemed completed when made to (or with the consent of) the Unsecured Notes Indenture Trustee, which shall be deemed to be the Holder of all Allowed Unsecured Notes Claims for purposes of distributions to be made hereunder. The Unsecured Notes Indenture Trustee shall hold or direct such distributions for the benefit of the Holders of Allowed Unsecured Notes Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the Unsecured Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Unsecured Notes Claims. Notwithstanding anything to the contrary in the Plan, the Unsecured Notes Indenture Trustee may transfer or direct that the distribution be made to the holders of the Unsecured Notes directly on the books and records of the Reorganized SN’s transfer agent or through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) consistent with the customary practices of DTC. Such distributions shall be subject in all respects to the right of the Unsecured Notes Indenture Trustee to assert its applicable charging liens against such distributions. The Reorganized Debtors reserve the right to issue New Common Stock to Holders of Allowed Unsecured Notes Claims directly on the books and records of the transfer agent or to seek to make the New Common Stock eligible to be distributed through the facilities of DTC and as provided for under the 2021 Unsecured Notes Indentures and the 2023 Unsecured Notes Indenture. The Unsecured Notes Indenture Trustee shall not incur any liability on account of any distributions under the Plan.

6.            Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors or the Disbursing Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors or the Disbursing Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, or withholding distributions pending receipt of information necessary to facilitate such distributions. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

7.            Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

8.	Fractional, Undeliverable, and Unclaimed Distributions

a.	Fractional Distributions. Whenever any distribution of fractional shares of New Common Stock or Cash would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction down to the nearest whole interest or share or dollar, as applicable. The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

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b.	Minimum Distributions. Holders of Allowed Claims entitled to distributions of less than $50 in the aggregate (whether Cash or otherwise) shall not receive distributions, and each such Claims shall be discharged pursuant to Article VIII and their Holders are forever barred pursuant to Article VIII from asserting such Claims against the Debtors, the Reorganized Debtors or their property.

c.	Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is canceled pursuant to Article VI.D.7.d of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Shares of New Common Stock that are un-issuable or un-registerable because the prospective recipient fails to provide the Debtors with the information needed to issue or register such New Common Stock shall be treated as undeliverable and Unclaimed Distributions.

d.	Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of 6 months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor, and, to the extent such Unclaimed Distribution is comprised of New Common Stock, they shall be deemed canceled and/or remain unissued, as applicable, with no further action by any person or Entity. Upon such reverting or revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

9.            Surrender of Canceled Instruments or Securities

On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Disbursing Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing, this provision shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

E.            Claims Paid or Payable by Third Parties

1.            Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor; provided that the Debtors or the Reorganized Debtors, as applicable, shall provide 21 calendar days’ notice to the Holder prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on behalf of the Debtors on account of such Claim, such Holder shall, within 14 calendar days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each business day after the 14-day grace period specified above until the amount is repaid.

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2.            Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors or the Reorganized Debtors, as applicable, shall provide 21 calendar days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.

3.            Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

F.            Setoffs

Except as otherwise expressly provided for herein and for purposes of clarification, excluding the DIP Equity Distribution to be made on the Effective Date, each Debtor or Reorganized Debtor, as applicable, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Debtor or Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

G.            Allocation Between Principal and Accrued Interest

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Allowed Claims, to any portion of such Claims for accrued but unpaid interest.

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H.            No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, the Confirmation Order, or documents executed as required by the Plan, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim. Notwithstanding the foregoing, all interest, fees, costs, charges, and other amounts due under the DIP Credit Agreement and the Final DIP Order with respect to the DIP Claims shall continue to accrue until the resolution of the Lien-Related Litigation.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.            Allowance of Claims

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.            Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the sole authority to File and prosecute objections to Claims, and the Reorganized Debtors shall have the sole authority to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors will use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise. For the avoidance of doubt, no claims administration shall occur prior to the Effective Date.

C.            Estimation of Claims

On or after the Effective Date, the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including, without limitation, pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

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D.            Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors, as applicable, without an objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Bar Date.

F.	Disallowance of Claims

Except as otherwise provided in the Plan, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. For purposes of clarification, this paragraph shall not apply to the DIP Equity Distribution on the Effective Date.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors any and all Proofs of Claim Filed after the Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

G.            Amendments to Claims

On or after the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court to the maximum extent provided by applicable law.

H.            No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors. For the avoidance of doubt, the foregoing shall not apply to a DIP Claim with respect to the DIP Equity Distribution.

I.            Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order (or, if applicable, upon the Post-Effective Date Equity Distribution), the Reorganized Debtors shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided in the Plan.

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ARTICLE VIII.

EFFECT OF CONFIRMATION OF THE PLAN

A.            Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

B.            Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Cause of Action for any claim related to any act or omission (including acts or omissions prior to the Petition Date) in connection with, relating to, or arising out of the Chapter 11 Cases, the preparation and filing of the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Disclosure Statement, the Plan, or any other documents relating to the Plan and the Chapter 11 Cases or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the preparation for and filing of the Chapter 11 Cases, administration of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, gross negligence, or willful misconduct (collectively, the “Exculpation Claims”), but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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C.            Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that (1) have been released pursuant to the Plan, (2) shall be discharged pursuant to the Plan, or (3) are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Exculpated Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

D.            Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

E.            Release of Liens

Except as otherwise specifically provided in the Plan, or in any contract, instrument, release, or other agreement or document created, assumed, or Reinstated pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, to the extent securing any Claims discharged under the Plan, shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors, or the Debtors, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, or any other Holder of a Secured Claim.

The DIP Agent, the Secured Notes Indenture Trustee, and the Collateral Trustee shall execute and deliver all documents reasonably requested by the Debtors or the Reorganized Debtors to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto, at the sole expense of the Debtors or the Reorganized Debtors, as applicable. The Secured Notes Indenture Trustee or the Collateral Trustee is authorized to release such mortgages, deeds of trust, Liens, pledges, and other security interests as of any date prior to the Effective Date as they may be authorized or directed in accordance with the Secured Notes Indenture, the Collateral Trustee Agreement, or any other documents governing the rights of Holders of Secured Notes Claims, and such release shall be deemed to occur on such prior date.

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F.            Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as non -contingent, or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

G.            Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

H.            Subordination Rights

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan take into account and conform to the relative priorities and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights.

ARTICLE IX.

DEADLINE FOR EFFECTIVE DATE; CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.            Deadline for Occurrence of the Effective Date

The Effective Date shall occur as soon as practicable after the Confirmation Date, but in no event later than 45 days after the Confirmation Date; provided that the Debtors and the Requisite DIP Lenders may agree to extend the occurrence of the Effective Date.

B.            Conditions Precedent to the Effective Date of the Plan

It shall be a condition to the occurrence of the Effective Date that the following shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1.            the Confirmation Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the Requisite DIP Lenders;

2.            the Plan and the applicable documents in the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any modifications, amendments, or supplements made after the Confirmation Date but before the Effective Date, shall have been filed, in form and substance reasonably acceptable to the Requisite DIP Lenders;

3.            the Requisite DIP Lenders shall be satisfied, in an exercise of their sole discretion, that the 13-week forecast and the monthly cash flow forecast for the next 12 months as of the Effective Date, which shall be prepared in good faith by the CRO, reflects that the Reorganized Debtors will have sufficient liquidity to operate in the ordinary course of business after the Effective Date;

4.	the DIP Agent shall have released the Carve-Out Trigger Notice Reserves to the Reorganized

Debtors;

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5.	the Reorganized Debtors shall have funded the Professional Fee Settlement Reserve;

6.            the New Organizational Documents shall be in full force and effect, in form and substance acceptable to the Requisite DIP Lenders; and

7.            the New Executive Employment Agreements shall be in full force and effect, in form and substance acceptable to the Requisite DIP Lenders.

C.	Waiver of Conditions

The conditions to the Confirmation and Effective Date of the Plan set forth in Article IX of the Plan may be waived by the Debtors, with the reasonable consent of the Requisite DIP Lenders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

D.            Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

E.            Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.            Modification of Plan

Effective as of the date hereof: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein; provided that no amendment or modification may be made by the Debtors without the consent, not to be unreasonably withheld, of the Requisite DIP Lenders.

B.            Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.            Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

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ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.             allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims; provided that the Bankruptcy Court’s jurisdiction with respect to the foregoing shall be on a non-exclusive basis;

2.             decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.             resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Debtors or the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to the Plan, any Executory Contracts or Unexpired Leases set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.            ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor or the Estates that may be pending on the Effective Date;

6.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigation matters, including the Lien-Related Litigation and any other matters involving the Sanchez Entities, SOG, SNMP, subsequent transferees of the foregoing, or current or former directors or officers of the Debtors or of any of the foregoing;

7.            enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by a Final Order in the Chapter 11 Cases, and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

8.            enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.	enforce or resolve disputes regarding the Professional Fee Settlement;

10.            grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

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11.            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.            hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.E.1 of the Plan; (b) with respect to the exculpation, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such exculpation, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

13.            enter and enforce any order for the sale of property pursuant to section 363, 1123, or 1146(a) of the Bankruptcy Code;

14.            enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.            consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

16.            hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

17.	enter an order or Final Decree concluding or closing the Chapter 11 Cases;

18.	enforce all orders previously entered by the Bankruptcy Court;

19.	hear and determine disputes involving all matters the implementation of the Plan; and

20.	hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.            Immediate Binding Effect

Subject to Article IX hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.            Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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C.            Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of (i) prosecuting requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals and objecting to requests for payment of Professional Fee Claims, (ii) transitioning management of the Lien-Related Litigation to the Lien-Related Litigation Creditor Representative, (iii) transitioning management of any other Causes of Action (including against SOG, SNMP, and the Sanchez Entities) to the Reorganized Debtors or other appropriate litigant), and (iv) appoint the Lien-Related Litigation Creditor Representative. The Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date, except that (a) the Reorganized Debtors may, subject to Article IV.D. hereof, agree to pay for activities within the scope of clauses (ii) and (iv) as expenses of the Lien-Related Litigation Creditor Representative and (b) the Reorganized Debtors may agree to pay for activities within the scope of clause (iii).

The Lien-Related Litigation Creditor Representative and its professional advisors shall be entitled to become parties to the Stipulated Protective Order entered at Docket No. 306, which shall remain in effect following the Effective Date, subject to the provisions of this Plan and the Confirmation Order. The Creditors’ Committee and its professional advisors shall be authorized to transition the management of the Lien-Related Litigation to the Lien-Related Litigation Creditor Representative and its advisors, and the Creditors’ Committee and its professional advisors shall be authorized to transition the management of other litigation (including against SOG, SNMP, and the Sanchez Entities) to the Reorganized Debtors or other appropriate litigant and its advisors. In each case, the Creditors’ Committee shall be deemed to share a common interest with the applicable successor litigant, and, pursuant to Rule 502(d) of the Federal Rules of Evidence, the transmission to the successor litigant of material protected by the attorney-client privilege, the attorney work product doctrine, or any other applicable privilege or protection shall not result in a waiver or forfeiture of any such privilege or protection held by the Creditors’ Committee.

D.            Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor and Reorganized Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s or Reorganized Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code; provided that upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for the Chapter 11 Case of SN, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in the Chapter 11 Case of SN.

E.            Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.            Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

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G.            Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, Texas 77002
	Attn:	Gregory Kopel

with copies to:

Counsel to Debtors

JACKSON WALKER L.L.P	AKIN GUMP STRAUSS HAUER & FELD LLP
Matthew D. Cavenaugh	Marty L. Brimmage
Elizabeth Freeman	Lacy M. Lawrence
1401 McKinney Street, Suite 1900	2300 N. Field Street, Suite 1800
Houston, Texas 77010	Dallas, Texas 75201
Telephone: (713) 752-4284	Telephone: (214) 969-2800
Facsimile: (713) 308-4184	Facsimile: (214) 969-4343
mcavenaugh@jw.com	mbrimmage@akingump.com
efreeman@jw.com	llawrence@akingump.com

-and-

Ira S. Dizengoff
Jason P. Rubin
One Bryant Park
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002
idizengoff@akingump.com
lbeckerman@akingump.com
jrubin@akingump.com

-and-

James Savin
2001 K Street NW
Washington, D.C. 20006
Telephone: (202) 887-4000
Facsimile: (202) 887-4288
jsavin@akingump.com

H.            Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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I.            Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.            Plan Supplement

After any of such documents included in the Plan Supplement are Filed, copies of such documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Claims, Noticing and Solicitation Agent’s website at https://cases.primeclerk.com/sanchezenergy or the Bankruptcy Court’s website at https://www.pacer.gov/.

K.            Non-Severability

If, prior to Confirmation, the Bankruptcy Court holds any term or provision of the Plan to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) non-severable and mutually dependent.

L.            Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

M.            Closing of Chapter 11 Cases

After the full administration of the Chapter 11 Cases, the Reorganized Debtors shall File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N.            Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated: April 30, 2020	SANCHEZ ENERGY CORPORATION
on behalf of itself and all other Debtors

/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chief Restructuring Officer
Sanchez Energy Corporation